As filed with the Securities and Exchange Commission on March 25, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

EDAP TMS S.A.

(Exact name of registrant as specified in its charter)

France	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Parc d’Activités la Poudrette-Lamartine

4/6, rue du Dauphiné

69120 Vaulx-en-Velin, France

+33(0) 4 72 15 31 50

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

EDAP Technomed Inc.

5321 Industrial Oaks Blvd, Suite 110

Austin, TX 78735

U.S.A.

Tel: + 1 512 832 7956

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sanket Shah EDAP TMS S.A. 4/6, rue du Dauphiné 69120 Vaulx-en-Velin, France +33(0) 4 72 15 31 50	Jeremy Cleveland JONES DAY 1755 Embarcadero Road Palo Alto, California 94303 (650) 739-3939

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this registration statement, or this Registration Statement, to replace our registration statement on Form F-3 (File No. 333-278526), filed with the Securities and Exchange Commission, or SEC, on April 5, 2024, or the Prior Registration Statement, because as of January 1, 2026, the Company no longer qualified for foreign private issuer status, as such term is defined in Rule 405 under the Securities Act of 1933, as amended. Consequently, we are no longer eligible to use the Prior Registration Statement.

This Registration Statement contains:

•	a base prospectus, which covers the offering, issuance, and sale by us of up to $125,000,000 in the aggregate of our securities identified above from time to time in one or more offerings; and
•	a resale prospectus, which covers the resale or other disposition by the selling securityholder identified in the resale prospectus, or the selling securityholder, of (i) warrants (bons de souscription d’actions) to purchase up to 4,574,421 of our ordinary shares and (ii) up to 4,574,421 of our ordinary shares, nominal value €0.13 per share, represented by 4,574,421 American Depositary Shares, or ADSs, issuable upon the exercise of the warrants to purchase ordinary shares. We are not selling any securities and will not receive any proceeds from the sale or other disposition of the securities under the resale prospectus.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The resale prospectus immediately follows the base prospectus. The warrants to purchase up to 4,574,421 ordinary shares and the 4,574,421 ADSs representing ordinary shares issuable upon exercise of the warrants that may be resold under the resale prospectus are not included in the $125,000,000 of securities that may be offered, issued and sold by us from time to time under the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 25, 2026

PROSPECTUS

EDAP TMS S.A.

US$125,000,000

Ordinary Shares
Preferred Shares
Warrants

From time to time in one or more offerings, we may offer and sell up to an aggregate offering price of $125,000,000 of the securities described in this prospectus, either individually or in any combination at prices and on terms to be determined at the time of such offerings.

This prospectus provides a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements and any related free writing prospectus may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any securities.

This prospectus may not be used to consummate a sale of securities unless accompanied by an applicable prospectus supplement.

Our ordinary shares, represented by American Depositary Shares (the “American Depositary Shares” or “ADSs”), are listed on The Nasdaq Global Market (the “Nasdaq Global Market” or “Nasdaq”) under the symbol “EDAP.” On March 24, 2026, the last reported sale price for our ADSs on Nasdaq was $3.91 per share.

The applicable prospectus supplement will contain information, where applicable, as to any listing of the securities covered by such prospectus supplement.

We may offer and sell these securities directly to investors, through agents, underwriters or dealers, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement or applicable free writing prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement or applicable free writing prospectus.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are eligible for reduced public company disclosure requirements.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 and any supplemental risk factors contained in any prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider in evaluating such investment.

Owning our securities may subject you to tax consequences both in France and in the United States. You should carefully read the tax discussion in any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be limited. See “Enforceability of Civil Liabilities.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is            , 2026.

ABOUT THIS PROSPECTUS

This prospectus relates to the offer and sale of up to an aggregate offering price of US$125,000,000 of our ordinary shares, including in the form of ADSs, preferred shares or warrants (bons de souscription d’actions), either individually or in any combination.

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus from time to time in the future in one or more offerings.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We may also add, update or change any of the information contained in this prospectus in a prospectus supplement, an applicable free writing prospectus or in documents we incorporate by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement or applicable free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified, supplemental or superseded by those made in a prospectus supplement or in the applicable free writing prospectus.

You should carefully read this prospectus, any prospectus supplement and any applicable free writing prospectus, together with additional information described under the heading “Where You Can Find More Information About Us,” “Documents Incorporated By Reference” and “Risk Factors” before you invest in our securities.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “EDAP,” “the Company,” “our Company,” “we,” “us,” “our” and similar references refer to EDAP TMS S.A. and its wholly owned subsidiaries.

Our Company

We develop, manufacture, promote and distribute advanced minimally invasive ultrasound technologies for both the diagnosis and treatment of various diseases. We have introduced the Focal One® Robotic HIFU (high-intensity focused ultrasound) system around the world including Europe, U.S., Latin America, and parts of Asia. We also market and support non-core, legacy urology product lines, including extracorporeal shock wave lithotripsy (“ESWL”) systems and related accessories and services in select markets as well as distribution of third-party products such as lasers and urodynamics systems. These offerings contribute to our installed base, service revenue, and long-standing relationships with urology customers.

Our legal name is EDAP TMS S.A. and our commercial name is Focal One®. The Company is registered with the French trade and companies registry under number 316 488 204 R.C.S. Lyon. Our principal executive offices are located at Parc d’Activités la Poudrette-Lamartine, 4/6, rue du Dauphiné, 69120 Vaulx-en-Velin, France and our telephone number is +33 (0) 4 72 15 31 50. We also maintain a website at www.focalone.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled down disclosures for so long as (i) our voting and non-voting ordinary shares held by non-affiliates is less than $250.0 million measured as of June 30th of such fiscal year or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting ordinary shares held by non-affiliates is less than $700.0 million measured as of June 30th of such fiscal year.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the securities to which such prospectus supplement relates. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference into the prospectus supplement or this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future which will be incorporated by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Our actual results may differ materially from those expressed in forward-looking statements made or incorporated by reference into this prospectus.

All statements other than present and historical facts and conditions, including forward-looking statements expressing our beliefs, plans, objectives, business strategy, or future events, performance or results of operations and financial position, are forward-looking statements, which involve estimates, assumptions, risks and uncertainties. Therefore, our actual results and performance may differ materially from those expressed in the forward-looking statements. Forward-looking statements often, although not always, include words or phrases such as the following: “believe,” “plan,” “intend,” “should,” “estimate,” “expect” and “anticipate” or their negative or similar expressions, which reflect our views about future events and financial performance. Forward-looking statements involve inherent risks and uncertainties, including matters not yet known to us or not currently considered material by us.

Actual events or results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. Factors that could affect future results or cause actual events or results to differ materially from those expressed or implied in forward-looking statements include, but are not limited to:

•	risks associated with the current worldwide inflationary environment, uncertain worldwide economic, political and financial environment, geopolitical instability, climate change impact, pandemic and each of their related impacts on our business operations;
•	the success of our High Intensity Focused Ultrasound (“HIFU”) technology;
•	the uncertainty of market acceptance for our HIFU devices;
•	the clinical and regulatory status of our devices in various geographical territories;
•	the uncertainty in the regulatory agencies review and approval process for any of our devices and changes in their recommendations and guidance;
•	the impact of government regulation, particularly relating to public healthcare systems and the commercial distribution of medical devices;
•	effects of intense competition in the markets in which we operate;
•	the uncertainty of reimbursement status of procedures performed with our products and their level of reimbursement;
•	the market potential for our HIFU devices;
•	dependence on our strategic suppliers and distribution partners;
•	difficulties to attract and recruit high-level experts in software, design, and development of high technology devices such as our HIFU products;
•	any event or other occurrence that would interrupt operations at our primary production facility;
•	reliance on patents, licenses and key proprietary technologies;
•	cybersecurity risks and incidents;
•	product liability risk;
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•	risk of exchange rate fluctuations, particularly between the euro and the U.S. dollar and between the euro and the Japanese yen;
•	fluctuations in results of operations due to the cyclical nature of demand for medical devices;
•	risks relating to ownership of our securities; and
•	risks relating to securities litigations involving class actions.

You should also consider the information contained in “Risk Factors” in this prospectus, the risk factors included in any applicable prospectus supplement, and the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, incorporated by reference into this prospectus, as well as the information contained in our periodic filings and submissions with the SEC (including our reports on Form 8-K to the extent they are incorporated by reference herein).

Any forward-looking statement speaks only as of the date on which that statement is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for operating costs, capital expenditures and for general corporate purposes, including working capital. Accordingly, we will have significant discretion in the use of any net proceeds. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

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DESCRIPTION OF SHARE CAPITAL AND bylaws

The following description of our share capital summarizes certain provisions of our by-laws and relevant provisions of French law. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our by-laws, a copy of which has been filed with the SEC, and to the applicable provisions of French law. We encourage you to read our by-laws and the applicable provisions of French law for additional information.

Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See “Description of American Depositary Shares” for more information.

General

As of March 25, 2026, our outstanding share capital, including treasury shares, consisted of a total of 37,751,519 issued ordinary shares, fully paid and with a nominal value €0.13 per share. We have no preferred shares outstanding.

Under French law, our by-laws set forth only our issued and outstanding share capital as of the date of the by-laws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise or vesting, as applicable, of outstanding warrants (bons de souscription d’actions), restricted stock units (or free shares – actions gratuites) or stock options (options de souscription d’actions), as approved by our shareholders and granted by our board of directors (the “Board of Directors” or the “Board”).

European Investment Bank Warrants

On October 17, 2025, we entered into a €36.0 million credit facility agreement (the “Finance Contract”) with the European Investment Bank (“EIB”), which is comprised of three tranches: €11.0 million for the first tranche (“Tranche A”), €12.0 million for the second tranche (“Tranche B”), and €13.0 million for the third tranche (“Tranche C”, and collectively, the “Tranches”). Concurrent with the execution of the Finance Contract, we entered into a warrant agreement (the “Warrant Agreement”) with EIB, which established the terms of the warrants (bons de souscription d’actions) (the “Warrants”) to be issued to EIB prior to the receipt of borrowings under each Tranche. As of March 25, 2026, we have issued 2,624,421 Warrants to EIB in connection with borrowings under Tranche A and estimate that we will issue approximately 1,100,000 Warrants to EIB in connection with borrowings under Tranche B and approximately 850,000 Warrants in connection with borrowings under Tranche C.

The number of Warrants to be issued in connection with our borrowings under Tranche B and Tranche C will be calculated by dividing the corresponding Tranche borrowings (€12.0 million for Tranche B and €13.0 million for Tranche C) by the euro equivalent 90-day average Nasdaq closing price of our ADSs, multiplied by an increasing factor (3 and 4.2, respectively). The exercise price for each Warrant under each Tranche is determined by taking 90 percent of the euro equivalent 90-day average Nasdaq closing price of our ADSs as of the day prior to issuance of the Warrants for the applicable Tranche, as reduced by a 10% discount.

Each Warrant shall be exercisable for one ordinary share, subject to the anti-dilution adjustments described below. The Warrants have a maturity of twenty years, and outstanding Warrants are exercisable upon the earliest to occur of (i) the maturity date of the applicable Tranche, and (ii) the occurrence of certain events (each an “Exercise Event”), including, (a) the disposal of assets, or shares of subsidiaries holding assets, related to research and development projects, (b) a change of control of the Company, (c) the maturity date of the last Tranche disbursed under the Finance Contract, (d) the prepayment of any principal amount due under the Finance Contract, or (e) an event of default.

Following any Exercise Event and until expiration of the applicable Warrants, EIB may exercise a put option pursuant to which EIB may require us to repurchase all or part of such then-exercisable Warrants at the fair market value, up to a number of Warrants that would result in the put option price being no higher than €20 million in respect of all then-exercisable Warrants.

The Warrants are not transferable except to certain affiliates of EIB or, following an Exercise Event, to any third parties. The Company has a right of first refusal to repurchase Warrants that are offered for sale on the same terms and conditions of such offer except in case of a transfer of the Warrants to certain affiliates of EIB, promotional banks or finance agencies set up by one or more member states of the European Union or any transferees of the credit facility, or otherwise with the prior written approval of the Company.

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The Warrant Agreement provides for anti-dilution adjustments triggered by the occurrence of certain events, including: (i) a financial transaction that includes the issuance of new instruments with or without preferential subscription rights of the shareholders (other than the issuance of Warrants in connection with our borrowings under Tranche B and Tranche C), (ii) a free distribution of shares to shareholders, a share split or reverse share split, (iii) an increase of the par value of the shares by incorporation into the share capital of reserves, profits or premiums, (iv) a distribution of reserves or premiums in cash or in kind, (v) a free distribution to our shareholders of any instrument other than our shares, (vi) a repurchase by the Company of our own shares at a price higher than the market price (other than a repurchase of our own shares from EIB or its affiliates), (vii) a change in profit distribution, including through the creation of preferred shares, (viii) a reduction or redemption of the Company’s share capital, (ix) a dividend distribution, (x) the issuance of any instrument (with or without preferential subscription rights), including by way of dividend distribution or capitalization of profits or reserves (including share premium account and any capital redemption reserve), or (xi) a merger or demerger of the Company with or into another entity or other similar operation as a result of which the Company does not survive, or a spin-off. Such anti-dilution adjustments are subject to certain carve-outs, including (y) the issuance of shares at a price higher than the applicable exercise prices of the Warrants or equity-linked securities with conversion or exercise prices higher than the applicable exercise prices of the Warrants and (z) the grant of equity incentive instruments following the date of the Warrant Agreement in an amount not to exceed 10% of the fully diluted capitalization of the Company.

Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares

The description below reflects the terms of our by-laws, and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our by-laws.

Rights, Preferences and Restrictions Attaching to Ordinary Shares

Dividend and Liquidation Rights (French Law)

Distributable profits in each fiscal year, increased or reduced, as the case may be, by any profit or loss of the Company carried forward from prior years, less any contributions to legal reserves, is available for distribution to our shareholders as dividends, subject to the requirements of French law and our by-laws.

Under French law, we are required to allocate at least 5% of our unconsolidated distributable profits in each fiscal year to a legal reserve fund before dividends may be paid with respect to that year. Such allocation is compulsory until the amount in such reserve fund is equal to 10% of the nominal amount of the registered share capital.

Our shareholders may, upon recommendation of the Board of Directors, decide to allocate all or a part of distributable profits, if any, among special or general reserves, to carry them forward to the next fiscal year as retained earnings, or to allocate them to the shareholders as dividends.

Our by-laws provide that, if so agreed by the shareholders, reserves that are available for distribution under French law and our by-laws may be distributed as dividends, subject to certain limitations.

If we have made distributable profits since the end of the preceding fiscal year (as shown on an interim income statement certified by our statutory auditors), the Board of Directors has the authority under French law, without the approval of shareholders, to distribute interim dividends to the extent of such distributable profits. We have never paid interim dividends.

Under French law, dividends are distributed to shareholders pro rata according to their respective shareholdings. Dividends are payable to holders of shares outstanding on the date of the annual shareholders’ meeting deciding on the distribution of dividends, or in the case of interim dividends, on the date of the Board of Directors meeting approving the distribution of interim dividends. However, holders of newly issued shares may have their rights to dividends limited with respect to certain fiscal years. The actual dividend payment date is decided by the shareholders in an ordinary general meeting or by the Board of Directors in the absence of such a decision by the shareholders. The payment of the dividends must occur within nine months from the end of our fiscal year. An extension of such time frame may be granted by court order. Under French law, dividends not claimed within five years of the date of payment revert to the French State.

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Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided that all the shareholders receive a whole number of assets of the same nature paid in lieu of cash.

Rights to Share in the Surplus in the Event of Liquidation

If the Company is liquidated, our assets remaining after payment of our debts, liquidation expenses and all of our remaining obligations will be distributed first to repay in full the nominal value of the shares, then the surplus, if any, will be distributed pro rata among the shareholders in proportion to the number of shares they hold and subject to any special rights granted to holders of priority shares, if any.

Liability to Further Capital Calls

Shareholders are liable for corporate liabilities only up to the par value of the shares they hold and are not liable to further capital calls of the Company.

Rights to Share in Our Profit

Under French law, each ordinary share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.

Voting Rights

Each of our ordinary shares entitles its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our by-laws. The ownership of a share implies, ipso jure, the acceptance of our by-laws and any decision of our shareholders.

Each shareholder is entitled to one vote per share at any general shareholders’ meeting.

Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and are not taken into account for purposes of quorum calculation.

Under French law, directors are elected at the ordinary general shareholders’ meeting by a simple majority vote, and may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote. Our by-laws provide that members of our Board of Directors are elected for a tenure of two years, with terms beginning upon the year of a director’s initial appointment. Pursuant to French law, the sections of the by-laws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by a two-thirds majority of the votes cast by our shareholders present, represented by a proxy or voting by mail at the meeting. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or voted blank or null.

Repurchase of Shares (French Law)

Pursuant to French law, the Company, as a company whose shares are not admitted to trading on a regulated market subject to the provisions of Article L. 433-3 II of the French Monetary and Financial Code, may not acquire its own shares except (a) to reduce its share capital under certain circumstances with the approval of the shareholders at an extraordinary general meeting, (b) to provide shares for distribution to employees under a profit sharing, free share plan or a stock option plan, (c) to offer shares as payment in exchange for assets acquired by the Company in the context of an external growth, merger, demerger or contribution transaction and (d) to provide shares to shareholders as part of a sale procedure organized by the Company. However, the Company may not hold more than 10% of its shares then-issued and 5% for a repurchase of shares to offer them as payment or in exchange for assets acquired by the Company in the context of an external growth, merger, demerger or contribution transaction. A subsidiary of the Company is prohibited by French law from holding shares of the Company and, in the event it becomes a shareholder of the Company, such shareholder must transfer all the shares of the Company that it holds.

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Sinking Fund Provisions.

Our by-laws do not provide for any sinking fund provisions.

Actions Necessary to Modify Shareholders’ Rights

Shareholders’ rights may be modified as allowed by French law. Shareholders are only authorized to amend any and all provisions of our by-laws at an extraordinary shareholders’ meeting. The Company may not, however, increase any of the shareholders’ commitments without the prior approval of each shareholder.

Changes in Share Capital (French Law)

Our share capital may be increased only with the approval of the shareholders voting or represented at an extraordinary general meeting, following a recommendation of the Board of Directors. The shareholders may delegate to our Board of Directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital. If shareholders delegate authority to the Board of Directors at an extraordinary general meeting to decide a capital increase (délégation de compétence), the delegation determines the period (26 months maximum) during which the Board of Directors may decide to carry out the capital increase and the overall threshold of the capital increase. If shareholders delegate power to the Board of Directors at an extraordinary general meeting to carry out a capital increase (délégation de pouvoir) already decided by the extraordinary general meeting, the Board of Directors is granted the power to determine the terms and conditions of the capital increase within the limits set forth by the extraordinary general meeting.

Increases in the share capital may be effected either by the issuance of additional shares (including the creation of a new class of shares) or by an increase in the nominal value of existing shares or by the exercise of rights attached to securities giving access to the share capital. Additional shares may be issued for cash or for assets contributed in kind, upon the conversion of debt securities previously issued by the Company, by capitalization of profits, reserves or share premium, or, subject to certain conditions, by way of offset against indebtedness incurred by the Company. Dividends paid in the form of shares may be distributed in lieu of payment of cash dividends, as described above under “-Dividend and Liquidation Rights (French law)” in this prospectus. French law permits different classes of shares to have liquidation, voting and dividend rights different from those of the outstanding ordinary shares, although we only have one class of shares.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases in share capital effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.

Our share capital may be decreased only with the approval of two-thirds of the shareholders voting or represented at an extraordinary general meeting. The share capital may be reduced either by decreasing the nominal value of the shares or by reducing the number of outstanding shares. The conditions under which the registered capital may be reduced will vary depending upon whether or not the reduction is attributable to losses incurred by the Company. The number of outstanding shares may be reduced either by an exchange of shares or by the repurchase and cancellation by the Company of its shares.

Under French law, all the shareholders in each class of shares must be treated equally unless the inequality in treatment is accepted by the affected shareholder. If the reduction is not attributable to losses incurred by us, each shareholder will be offered an opportunity to participate in such capital reduction and may decide whether or not to participate therein.

Attendance and Voting at Shareholders’ Meetings (French Law)

In accordance with French law, there are two types of general shareholders’ meetings, ordinary and extraordinary.

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Ordinary general meetings are required for any and all decisions that do not require an extraordinary general meetings, such as the election of directors, the appointment of statutory auditors, the annual accounts and the distribution of dividends.

Extraordinary general meetings are required for approval of matters that amend, or would result in an amendment of, the Company’s by-laws, such as modification of shareholders’ rights, approval of mergers, increases or decreases in share capital (including a waiver of preferential subscription rights), the creation of a new class of shares, the authorization of the issuance of investment certificates or securities convertible or exchangeable into shares and for the sale or transfer of substantially all of the Company’s assets. Such meetings may not, however, increase shareholders’ commitments without the approval of each shareholder.

The Board of Directors is required to convene an annual ordinary general shareholders’ meeting, which must be held within six months of the end of our fiscal year, for approval of the annual accounts.

Other ordinary or extraordinary meetings may be convened at any time during the year. Shareholders’ meetings may be convened by the Board of Directors or, if the Board of Directors fails to call such a meeting, by our statutory auditors or by a court-appointed agent. The court may be requested to appoint an agent either by one or more shareholders holding at least 5% of the registered capital or by an interested party under certain circumstances, or, in case of an urgent matter, by the Work Council (Comité Social et Economique) representing the employees, if any. The notice calling a meeting must state the agenda for such meeting.

French law provides that, at least 15 days before the date set for any general meeting on first notice, and at least ten days before the date set for any general meeting on second notice, a notice of the meeting (avis de convocation) must be sent by mail to all holders of properly registered shares on the date of the notice. A preliminary written notice (avis de réunion) must be sent to each shareholder who has requested to be notified in writing. Under French law, one or several shareholders together holding a specified percentage of share capital (as calculated based on a degressive scale in accordance with French law) may propose resolutions to be submitted for approval by the shareholders at the meeting. Upon our request, The Bank of New York Mellon will send to holders of ADSs notices of shareholders’ meetings and other reports and communications that are made generally available to shareholders. The Work Council, if any, may also require the registration of resolution proposals on the agenda.

Attendance and exercise of voting rights at ordinary and extraordinary general shareholders’ meetings are subject to certain conditions. Shareholders deciding to exercise their voting rights must have their shares registered in their names in the shareholder registry maintained by or on behalf of the Company before the meeting. An ADS holder must timely and properly return its voting instruction card to the depositary to exercise the voting rights relating to the shares represented by its ADSs. The depositary will use reasonable efforts to vote the underlying shares in the manner indicated by the ADS holder. In addition, if an ADS holder does not timely return a voting instruction card or the voting instruction card received is improperly completed or blank, that holder will be deemed to have given the depositary a proxy to vote, and the depositary will vote in favor of all proposals recommended by the Board of Directors and against all proposals that are not recommended by the Board of Directors.

All shareholders who have properly registered their shares have the right to participate in general shareholders’ meetings, either in person, by proxy, or by mail, and to vote according to the number of shares they hold. Each share confers on the shareholder the right to one vote. Under French law, an entity we control, directly or indirectly, is prohibited from holding shares in the Company and, in the event it becomes a shareholder, shares held by such entity would be deprived of voting rights. A proxy may be granted by a shareholder whose name is registered on our share registry to his or her spouse, his/her partner with whom he/she has entered into a civil union, to another shareholder or to a legal representative, in the case of a legal entity, or by sending a proxy to the Company without indication of the beneficiary (in which case such proxy shall be cast in favor of the resolutions supported by the Board of Directors). Under French law, a proxy that is returned without instructions will be counted as present for purposes of the quorum and will be counted (i) in favor of the adoption of the draft resolutions supported by the Board of Directors and (ii) against the adoption of all other draft resolutions that were not expressly supported by the Board of Directors.

The presence in person or by proxy of shareholders holding not less than 33⅓ of the shares entitled to vote is necessary to reach a quorum, in case of either ordinary or extraordinary general meetings. Decisions of the Ordinary General Meeting are taken by a majority of the votes cast by the shareholders present or represented. Decisions of the Extraordinary Shareholders’ Meeting are taken by a two-thirds majority of the votes cast by the shareholders present or represented.

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If a quorum is not reached at any meeting, the meeting is adjourned. The quorum requirement upon reconvening of an adjourned meeting is the same as for the first meeting.

At an ordinary general meeting or an extraordinary general meeting deciding upon any capital increase by capitalization of reserves, profits and/or share premium, a simple majority of the votes of the shareholders present or represented by proxy is required to approve a resolution. At any other extraordinary general meeting, two-thirds of the votes cast is required. However, a unanimous vote is required to increase liabilities of shareholders.

Under French law, abstention from voting, blank votes and null votes by those present or those represented by proxy or voting by mail are not counted as votes against the resolution submitted to a shareholder vote at any of the two types of meetings.

In addition to his/her rights to certain information regarding the Company, any shareholder may submit questions during or in advance of a shareholders’ meeting. Questions relating to the agenda for the meeting submitted in advance must be sent to the Board of Directors in written form at least four business days prior to such meeting. The Board of Directors must respond to such questions during the meeting.

Under French law, shareholders can nominate individuals or companies for election to the Board of Directors at a shareholders’ meeting. When the nomination is part of the agenda of the shareholders’ meeting, the nomination must contain the name, age, professional references and professional activity of the nominee for the past five years, as well as the number of shares owned by such candidate, if any. In addition, if the agenda for the shareholders’ meeting includes the election of members of the Board of Directors, any shareholder may require, during the meeting, the nomination of a candidate for election at the Board of Directors at the shareholders’ meeting, even if such shareholder has not followed the nomination procedures. Under French law, shareholders cannot elect a new member of the Board of Directors at a general shareholders meeting if the agenda for the meeting does not include the election of a member of the Board of Directors, unless such nomination is necessary to fill a vacancy due to the previous dismissal of a member.

As set forth in our by-laws, shareholders’ meetings are held at the registered office of the Company or at any other locations specified in the written notice. We do not have staggered or cumulative voting arrangements for the election of directors.

Preferential Subscription Rights (French Law)

Shareholders have preferential rights to subscribe for additional shares issued by the Company for cash on a pro rata basis (or any equity securities of the Company or other securities giving a right, directly or indirectly, to equity securities issued by the Company). Shareholders may waive their preferential rights, either individually or at an extraordinary general meeting by a two-third vote of our shareholders under certain circumstances. Preferential subscription rights, if not previously waived, are transferable during the subscription period relating to a particular offering of shares. U.S. holders of ADSs may not be able to exercise preferential rights for shares underlying their ADSs unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirement thereunder is available.

Form and Holding of Shares (French Law)

Form of Shares

Our by-laws provide that shares can only be held in registered form.

Holding of Shares

The shares are registered in the name of the respective owners thereof in the registry maintained by or on behalf of the Company.

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Stock certificates evidencing shares, in a manner comparable to that in the United States, are not issued by French companies, but we may issue or cause to be issued confirmations of shareholdings registered in such registry to the persons in whose names the shares are registered. Pursuant to French law, such confirmations do not constitute documents of title and are not negotiable instruments.

Differences in Corporate Law

We are a société anonyme, or S.A., incorporated under the laws of France. French sociétés anonymes differ from Delaware corporations. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law.

	France	Delaware
Number of Directors

Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the by-laws. In addition, the composition of a board of directors endeavors to seek a balanced representation of women and men.

Since January 1, 2017, the number of directors of each gender may not be less than 40% when the company is listed on a regulated market or when the company meets certain criteria of turnover and number of employees, if not listed on a regulated market. Any appointment made in violation of this limit that is not remedied as well as the deliberations taken by the director irregularly appointed will be null and void. The directors are appointed at the shareholders’ general meetings.

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the by-laws, unless the certificate of incorporation fixes the number of directors.

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Director Qualifications

Under French law, a corporation may prescribe qualifications for directors under its by-laws. In addition, under French law, directors of a corporation may be legal entities (with the exception of the Chairman of the board of directors), and such legal entities must designate an individual to represent them and to act on their behalf at meetings of the board of directors.

Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws. Under Delaware law, only individuals may be directors.
Removal of Directors	Under French law, directors may be removed from office, at any time, with or without cause, by the shareholders at any shareholders’ general meeting without notice or justification, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause.
Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification at the next shareholders’ general meeting. A shareholders’ meeting needs to be held immediately to appoint new directors if the number of directors falls below the minimum required by law.

Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, unless otherwise provided in the certificate of incorporation, may be filled by stockholders or by a majority of the remaining directors (even though less than a quorum).

Annual General Meeting

Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months following the end of the relevant fiscal year unless such period is extended by court order.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be provided by the certificate of incorporation or by the by-laws, or by the board of directors if neither the certificate of incorporation or the by-laws so provide, provided that the court may order an annual meeting upon the application of a director or stockholder if a corporation has not held a meeting within 30 days of a date designated for the meeting or within 13 months after the latest of the company’s organization, the last annual meeting or the last action by written consent to elect directors.

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General Meeting

Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent (mandataire ad hoc) or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Notice of General Meetings

French law provides that, at least 15 days before the date set for any general meeting on first notice, and at least ten days before the date set for any general meeting on second notice, notice of the meeting (avis de convocation) must be sent by mail to all holders of properly registered shares who have held such shares on the date of the notice. A preliminary written notice (avis de réunion) must be sent to each shareholder who has requested to be notified in writing. This notice to shareholders holding registered shares may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying their e-mail address. When the shareholders’ general meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice. The notice shall specify the name of the company, its legal form, share capital, registered office address, registration number with the French Registry of Trade and Companies (registre du commerce et des sociétés), the place, date, hour and agenda of the meeting and its nature (ordinary and/or extraordinary meeting). The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote, the record date for voting if it is different from the record date for determining notice and purpose or purposes of the meeting.

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Proxy	All shareholders who have properly registered their shares have the right to participate in general shareholders’ meetings, either in person, by proxy, or by mail, and to vote according to the number of shares they hold. Each share confers on the shareholder the right to one vote. A proxy may be granted by a shareholder whose name is registered on our share registry to his or her spouse, his/her partner with whom he/she has entered into a civil union, to another shareholder or to a legal representative, in the case of a legal entity, or by sending a proxy to the company. Under French law, a proxy that is returned without instructions will be counted as present for purposes of the quorum and will be counted (i) in favor of the adoption of the draft resolutions supported by the board of directors and (ii) against the adoption of all other draft resolutions that were not expressly supported by the board of directors. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two shareholders’ general meetings, one ordinary, and the other extraordinary, held on the same day or within a period of 15 days.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder Action by Written Consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.

Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.

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Preemptive Rights

Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights (droits préférentiels de souscription) to these securities on a pro rata of his/her share ownership unless such rights are waived by a two-thirds majority of the votes held by the shareholders present or represented by proxy or voting by mail at the extraordinary general meeting deciding or authorizing the capital increase. In case such preferential subscription rights have not been waived by the shareholders’ extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential subscription rights. Further, preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period cannot be less than five trading days in duration. Preferential subscription rights are transferable during the subscription period, but starting two business days prior to the start of the subscription period and ending two business days prior to its closing.

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock or to any security convertible into such stock
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Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits” (bénéfices distribuables) plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” (bénéfices distribuables) consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law.

“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their ordinary shares for their subscription that the shareholders decide to make available for distribution.

Except in case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves that cannot be distributed in accordance with the law or the company’s by-laws.

Under Delaware law, subject to any restrictions under a corporation’s certificate of incorporation, dividends may be paid by a Delaware corporation either out of (1) surplus as defined in and computed in accordance with Delaware law or (2) in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

Repurchase of Ordinary Shares

Pursuant to French law, a company whose shares are not admitted to trading on a regulated market subject to the provisions of Article L. 433-3 II of the French Monetary and Financial Code, may not acquire its own shares except (a) to reduce its share capital under certain circumstances with the approval of the shareholders at an extraordinary general meeting, (b) to provide shares for distribution to employees under a profit sharing, a free share plan or a stock option plan, (c) to offer shares as payment in exchange for assets acquired by the company in the context of an external growth, merger, demerger or contribution transaction and (d) to provide shares to shareholders as part of a sale procedure organized by the company. However, the company may not hold more than 10% of its shares then-issued and 5% for a repurchase of shares to offer them as payment or in exchange for assets acquired by the company in the context of an external growth, merger, demerger or contribution transaction. A subsidiary of the company is prohibited by French law from holding shares of the company and, in the event it becomes a shareholder of the company, such shareholder must transfer all the shares of the company that it holds.

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

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Liability of Directors

Under French law, the company’s by-laws may not include any provisions limiting the liability of directors. Civil liabilities of the directors may be sought for (1) an infringement of laws and regulations applicable to a company, (2) breach of the by-laws and (3) management failure.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•       any breach of the director’s duty of loyalty to the corporation or its stockholders;

•       acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•       intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•       any transaction from which the director derives an improper personal benefit.

Voting Rights

French law provides that, unless otherwise provided in the by-laws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. Our bylaws do not provide otherwise.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
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Shareholder Vote on Certain Transactions

Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:

•       the approval of the board of directors; and

•       the approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant shareholders’ meeting or, in the case of a merger that will result in an increase of the shareholders’ commitments or with a non-EU company, approval of all shareholders of the corporation (by exception, the extraordinary general meeting of the acquiring company may delegate to the board of directors authority to decide a merger-absorption or to determine the terms and conditions of the merger plan).

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock or under certain circumstances, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•       the approval of the board of directors; and

•       the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

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Dissent or Dissenters’ Appraisal Rights

French law does not provide for any such right but provides that a merger is subject, depending on the circumstances of the merger, to shareholders’ approval by a two-thirds majority vote, or unanimous decisions of the shareholders, as stated above.

Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Unless otherwise provided in the certificate of incorporation, Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•       shares of stock of the surviving corporation;

•       shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•       cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•       any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty of loyalty, a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social) taking into consideration the social and environmental aspects of their activity, where applicable.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Shareholder Suits

French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s corporate interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and legal fees relating to such action may be borne by the relevant shareholder or the group of shareholders.

The plaintiff must remain a shareholder through the duration of the legal action.

There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.

A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•       state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•       allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•       state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

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Amendment of Certificate of Incorporation	Under French law, corporations are not required to file a certificate of incorporation with the French Registry of Trade and Companies (registre du commerce et des sociétés) and only have by-laws (statuts) as organizational documents.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:

•       its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and

•       the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of By-laws

Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws. The board of directors can amend the by-laws to comply with legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting. The board of directors is also authorized to amend the by-laws as a result of a decision to relocate the company’s registered office in France, subject to ratification by the next ordinary shareholders’ meeting.

Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Our ordinary shares are traded on the Nasdaq Global Market represented by ADSs delivered by The Bank of New York Mellon (the “depositary”) pursuant to the deposit agreement (the “deposit agreement”) dated as of July 31, 1997, as amended and restated as of April 7, 2008, among our company, The Bank of New York Mellon, as depositary, and all owners and beneficial owners from time to time of ADSs issued thereunder. Ordinary shares that may be issued pursuant to this prospectus and the applicable prospectus supplement, whether directly or upon conversion of preferred shares or exercise of warrants, may be represented by ADSs. The ADSs may be uncertificated securities or certificated securities evidenced by American Depositary Receipts, or ADRs. Each ADS will represent one share (or a right to receive one share) deposited with the principal Paris office of Uptevia (formerly BNP Paribas Securities Services) (the “custodian”), as custodian for the depositary under the deposit agreement. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, NY 10286 (the “Corporate Trust Office”).

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. French law governs the rights of holders of our ordinary shares. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs set out ADR holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs.

We refer to the shares that are at any time deposited or deemed deposited under the deposit agreement and any and all other securities, cash and property received by the depositary or the custodian in respect thereof and at such time held under the deposit agreement as “Deposited Securities”.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under “Where You Can Find More Information About Us.”

Deposit, Transfer and Withdrawal

French law provides that ownership of shares generally be evidenced only by an inscription in an account in the name of the holder maintained by either the issuer or an authorized intermediary such as a bank. See above “Form and Holding of Shares (French law)” in this prospectus. Thus, all references to the deposit, surrender and delivery of our shares refer only to book-entry transfers and do not contemplate the physical transfers of certificates representing the shares in France.

The depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon notice from the custodian of deposit of our shares, or evidence of rights to receive our shares, and pursuant to appropriate instruments of transfer, it will deliver through its Corporate Trust Office to the person or persons specified by the depositor, ADSs registered in the name or names of such person or persons for the number of ADSs issuable in respect of such deposit, upon payment to the depositary of its fees and expenses and of any taxes or charges.

Upon surrender of ADSs at the Corporate Trust Office of the depositary for the purpose of withdrawal of the Deposited Securities represented by the ADSs, payment of the fees, governmental charges and taxes provided in the deposit agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the provisions of the deposit agreement, our articles of association and the Deposited Securities, the ADS holder is entitled to delivery to it or upon its order of the shares and any other Deposited Securities at the time represented by the ADSs at the Corporate Trust Office of the depositary or at the office of the custodian in Paris. The forwarding for delivery at the Corporate Trust Office of the depositary of cash, other property (other than rights) and documents of title for such delivery will be at the request, risk and expense of the ADS holder.

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Dividends, Other Distributions and Rights

Subject to any restrictions imposed by applicable law, regulations or applicable permits, the depositary will be required to convert or cause to be converted into U.S. dollars, to the extent it can do so on a reasonable basis and can transfer the resulting U.S. dollars to the United States, within one business day or as promptly as practicable, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, or foreign currency, including euros, that it receives in respect of the Deposited Securities and to distribute the resulting dollar amount (net of fees and expenses of the Depositary) as promptly as practicable to the owners of the ADSs entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among owners on account of exchange restrictions or the date of delivery of any ADSs or otherwise. The amount distributed will be reduced by any amount on account of taxes to be withheld by us or the depositary.

If any foreign currency cannot be converted to U.S. dollars in whole or in part, and transferred, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the depositary cannot be promptly obtained, the depositary shall, as to the portion of the foreign currency that is convertible, make such conversion and distribution in U.S. dollars to the extent permissible to the owners entitled thereto, and as to the non-convertible balance, distribute foreign currency received by it to each owner requesting in writing such distribution and hold the balance of such foreign currency not so distributed uninvested for the respective accounts of the owners of ADRs entitled thereto, without liability for the interest thereon.

If we declare a dividend in, or free distribution of, our shares, the depositary may, upon prior consultation with and approval of us, and shall if we so request, distribute to the owners, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, an aggregate number of ADSs that represents the amount of shares received as such dividend or free distribution in respect of such Deposited Securities, subject to the terms and conditions of the deposit agreement with respect to the deposit of our shares and the issuance of ADSs, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. The depositary may withhold any such distribution of ADRs if it has not received satisfactory assurances from us that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Securities Act. In lieu of delivering fractional ADSs in the event of any such dividend or free distribution, the depositary will sell the amount of shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the deposit agreement. Each ADS shall thenceforth also represent the additional shares distributed upon the Deposited Securities represented thereby.

If we offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional shares or any rights of any other nature, the depositary, after consultation with us, will have discretion as to the procedure to be followed in making such rights available to any owners of ADRs or in disposing of such rights for the benefit of any owners and making the net proceeds available to such owners or, if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, or if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, then the depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the depositary determines that it is lawful and feasible to make such rights available to all owners or to certain owners of ADSs but not to other owners, the depositary may, and at our request will, distribute to any owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such owner, warrants or other instruments therefor in such form as it deems appropriate.

If the depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain owners, it may, and at our request will, sell the rights, warrants or other instruments in proportion to the number of ADSs held by the owner to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the depositary as provided in the deposit agreement, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the deposit agreement) for the account of such owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any ADSs, or otherwise. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner or owners in particular.

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In circumstances in which rights would not otherwise be distributed, if an owner of ADSs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such owner, the depositary will make such rights available to such owner upon written notice from us to the depositary that (a) we have elected in our sole discretion to permit such rights to be exercised and (b) such owner has executed such documents as we have determined in our sole discretion are reasonably required under applicable law.

If the depositary has distributed warrants or other instruments for rights, upon instruction pursuant to such warrants or other instruments to the depositary from such owner to exercise such rights, upon payment by such owner to the depositary for the account of such owner of an amount equal to the purchase price of our shares to be received upon exercise of the rights, and upon payment of the fees of the depositary as set forth in such warrants or other instruments, the depositary will, on behalf of such owner, exercise the rights and purchase the shares, and we shall cause the shares so purchased to be delivered to the depositary on behalf of such owner. As agent for such owner, the depositary will cause the shares so purchased to be deposited, and will deliver the ADSs to such owner pursuant to the deposit agreement.

The depositary will not offer rights to owners of ADSs unless both the rights and the securities to which such rights relate are either exempt from or not subject to registration under the Securities Act with respect to a distribution to all owners or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement for any purpose. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner or owners in particular.

Whenever the depositary shall receive any distribution other than cash, our shares or rights in respect of the Deposited Securities, the depositary will cause the securities or property received by it to be distributed to the owners entitled thereto, after deduction or upon payment of any fees and expenses of the depositary or any taxes or other governmental charges, in proportion to the respective holdings of the owners, in any manner that the depositary, after consultation with us, may reasonably deem equitable and practicable for accomplishing such distribution. If, in the opinion of the depositary, such distribution cannot be made proportionately among the owners entitled thereto, or if for any other reason (including any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed) the depositary deems such distribution not feasible, the depositary may, after consultation with us, adopt such method as we may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, with the net proceeds of any such sale (net of the fees of the depositary) to be distributed by the depositary to the owners of ADSs entitled thereto as in the case of a distribution received in cash.

Whenever the depositary receives notice from us that we have declared a dividend or other distribution payable in our shares or cash at the election of each holder of our shares, or as otherwise payable if no such election is made pursuant to the terms of the relevant distribution, the depositary will mail a notice to the owners of the ADSs informing them of the distribution and stating that owners of ADSs will be entitled, subject to any applicable provisions of French law, our articles of association or the relevant terms of such distribution, to instruct the depositary as to the form in which such owner elects to receive the distribution. Upon a timely written request from an owner, the depositary will endeavor, insofar as practicable, to make the requested election and distribute cash or shares, as the case may be, to such owners in accordance with the terms of the deposit Agreement. If the depositary does not receive timely instructions from any owner of ADSs as to such owner’s election, the depositary will not make any election with respect to the shares represented by such owner’s ADSs and will distribute the shares or cash it receives, if any, in respect of such shares to the relevant owner.

If the depositary determines that any distribution of property other than cash (including our shares and rights to subscribe therefore) is subject to any tax or other governmental charge which the depositary is obligated to withhold, the depositary may, by public or private sale, dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes or charges and the depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the owners of ADSs entitled thereto in proportion to the number of ADSs held by them, respectively.

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Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which we are a party, any securities that shall be received by the depositary or custodian in exchange for, in conversion of, or in respect of Deposited Securities will be treated as new Deposited Securities under the deposit agreement, and the ADSs will thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the depositary may, with our approval and will if we so request, execute and deliver additional ADSs as in the case of a distribution in shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities.

Record Dates

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the depositary gives effect to a change in the number of our shares that are represented by each ADS, or whenever the depositary shall receive notice of any meeting of holders of shares or other Deposited Securities, or whenever the depositary shall find it necessary or convenient, the depositary will fix a record date, which shall be the same date as for the Shares or a date fixed after consultation with us and as close thereto as practicable (i) for the determination of the owners of ADRs who shall be (a) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (b) entitled to give instructions for the exercise of voting rights at any such meeting, (ii) for fixing the date on or after which each ADS will represent the changed number of shares, all subject to the provisions of the deposit agreement or (iii) to facilitate any other matter for which the record date was set.

Voting of Deposited Securities

The procedures described herein must be followed in order for owners of ADSs to give voting instructions in respect of the underlying shares.

We will use reasonable efforts to request that the depositary notify owners of ADSs of upcoming votes and ask for voting instructions from such owners. Upon receipt by the depositary of notice of any meeting of holders of shares or other Deposited Securities, the depositary shall, at our request, mail to the owners of the ADRs (i) a copy or summary in English of the notice of such meeting sent by us, (ii) a statement that such owner as of the close of business on a record date established by the depositary pursuant to the deposit agreement will be entitled, subject to any applicable provisions of French law, our articles of association and the Deposited Securities (which provisions, if any, will be summarized in pertinent part in such statement), to instruct the depositary with regard to the exercise of the voting rights, if any, pertaining to the shares or other Deposited Securities represented by such owner’s ADSs, (iii) copies or summaries in English of any materials or other documents provided by us for the purpose of enabling such owners to give instructions for the exercise of such voting rights, and (iv) a voting instruction card setting forth the date established by the depositary for the receipt of such voting instruction card (the “Receipt Date”). The voting instruction card shall include an express indication that such instructions may be given or deemed given (as explained below) (a) if no voting instruction card is received by the depository on or before the Receipt Date, (b) if the depositary receives an improperly completed or blank voting instruction card or (c) if the voting instructions included in the voting instruction card are illegible or unclear. Voting instructions may be given only in respect of a number of ADSs representing an integral number of shares. For a discussion of certain requirements relating to an ADR holder’s right to vote, see above “Ordinary Shares-Attendance and Voting at Shareholders’ Meetings (French Law)” in this prospectus.

Upon receipt by the depositary from an owner of ADSs of a properly completed voting instruction card on or before the Receipt Date, the depositary will either, in its discretion (i) use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and our articles of association, to vote or cause to be voted the shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such voting instruction card or (ii) forward such instructions to the custodian and the custodian will use its reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and our articles of association, to vote or cause to be voted the shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such voting instruction card. If no voting instruction card is received by the depositary from an owner with respect to any of the shares represented by such owner’s ADSs on or before the Receipt Date, or if the voting instruction card is improperly completed or blank, or if the voting instructions included in the voting instruction card are illegible or unclear, such owner shall be deemed to have instructed the depositary to vote such shares and the depositary shall vote such shares in favor of any resolution proposed or approved by our Board of Directors and against any resolution not so proposed or approved.

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We and the depositary may modify or amend the above voting procedures or adopt additional voting procedures from time to time as we and the depositary determine may be necessary or appropriate to comply with French or United States law or our articles of association. There can be no assurance that such modifications, amendments or additional voting procedures will not limit the practical ability of owners and beneficial owners of ADSs to give voting instructions in respect of the shares represented by ADSs or will not include restrictions on the ability of owners and beneficial owners of ADSs to sell ADSs during a specified period of time prior to a shareholders’ meeting.

Reports and Other Communications

The depositary will make available for inspection by owners of ADSs at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from us, which are both (a) received by the depositary, the custodian or a nominee of either as the holder or the Deposited Securities and (b) transmitted to the holders of our shares or other Deposited Securities by us. The depositary will also, at our request, send to the owners copies of such reports, notices and communications when furnished by us pursuant to the deposit agreement, including English-language versions, as applicable, of any such reports, notices and communications.

Amendment and Termination of the Deposit Agreement

The form of ADSs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary in any respect which we and the depositary may deem necessary or desirable without the consent of the owners of ADSs. However, any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of ADS owners, will not take effect as to outstanding ADSs until the expiration of 30 days after notice of any amendment has been given to the owners of outstanding ADSs. Every owner of an ADS at the time any such amendment so becomes effective, will be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event will any amendment impair the right of any owner of an ADS to surrender such ADS and receive therefor the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

The depositary will at any time at our direction terminate the deposit agreement by mailing notice of such termination to the owners of the ADSs then outstanding 30 days prior to the date fixed in such notice for such termination. The depositary may likewise terminate the deposit agreement by mailing notice of such termination to us and the owners of all ADSs then outstanding, if any time 60 days having expired after the depositary will have delivered to us written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment, in accordance with the terms of the deposit agreement. If any ADSs remain outstanding after the date of termination of the deposit agreement, the depositary thereafter will discontinue the registration of transfers of ADSs, will suspend the distribution of dividends to the owners thereof and will not give any further notices or perform any further acts under the deposit agreement, except the collection of dividends and other distributions pertaining to the Deposited Securities, the sale of rights and other property and the delivery of underlying shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADSs (after deducting the fees of the depositary and other expenses set forth in the deposit agreement). At any time after the expiration of one year from the date of termination, the depositary may sell the Deposited Securities then held thereunder and hold uninvested the net proceeds of such sale together with any other cash, unsegregated and without liability for interest, for the pro rata benefit of the owners that have not theretofore surrendered their ADSs, such owners thereupon becoming general creditors of the depositary with respect to such net proceeds. After making such a sale, the depositary will be discharged from all obligations under the deposit agreement, except to account for net proceeds and other cash (after deducting the fees of the depositary and other expenses set forth in the deposit agreement and any applicable taxes or other governmental charges).

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Charges of Depositary

The depositary will charge any party depositing or withdrawing shares or any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or Deposited Securities or a distribution of ADSs pursuant to the deposit agreement) where applicable; (1) taxes and other governmental charges; (2) such registration fees as may from time to time be in effect for the registration of transfers of shares generally on our share register (or any agent appointed by us for transfers and registration of shares) and applicable to transfers of shares to the name of the depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals; (3) such cable, telex and facsimile transmissions expenses as are expressly provided in the deposit agreement; (4) such expenses as are incurred by the depositary in the conversion of foreign currency pursuant to the deposit agreement; (5) a fee of $5.00 or less per 100 ADSs (or portion thereof) for the delivery and for the surrender of ADSs pursuant to the deposit agreement; (6) a fee of $0.02 or less per ADS (or portion thereof) for any cash distribution pursuant to the deposit agreement; and (7) a fee for the distribution of securities other than shares under the deposit agreement, such fee being in an amount equal to the fee for the delivery referred to above which would have been charged as a result of the deposit of such securities and (treating all such securities as if they were shares) if they had not been instead distributed by the depositary to owners of the ADSs.

The depositary, pursuant to the deposit agreement, may own and deal in any class of our securities and in ADSs.

Liability of Owner for Taxes

If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADS or any Deposited Securities represented by the ADSs evidenced by such ADS, such tax or other governmental charge will be payable by the owner of such ADS to the depositary. The depositary may refuse to effect any transfer of such ADS or any withdrawal of Deposited Securities underlying such ADS and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner of such ADS will remain liable for any deficiency.

Transfer of American Depositary Shares

The ADSs are transferable on the books of the depositary, provided that the depositary may close the transfer books (when other than in the ordinary course of business in consultation with us to the extent practicable) at any time, or from time to time, when deemed expedient by it in connection with the performance of its duties or at our written request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADS, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, depositary, custodian or registrar may require payment from the owner of the ADS or the depositor of the shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADSs.

The depositary may refuse to effect the transfer of the ADSs, to register the transfer of any ADS or to make any distribution on, or related to, shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding ADSs and surrender of ADSs generally may be suspended or refused during any period when the transfer books of the depositary, the Company and the registrar are closed or if any such action is deemed necessary or advisable by the depositary or the Company, at any time or from time to time subject to the provisions of the deposit agreement. Notwithstanding anything in the deposit agreement to the contrary, the surrender of outstanding ADSs and the withdrawal of Deposited Securities may not be suspended except as permitted in General Instruction I(A)(1) to Form F-6 (as such form may be amended from time to time) under the Securities Act, which currently permits suspension only in connection with (i) temporary delays caused by closing the transfer books of the depositary or the Company or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or the withdrawal of the Deposited Securities. See “- Voting of Deposited Securities” with respect to additional transfer restrictions.

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Acquisitions of ADSs

Pursuant to the terms of the deposit agreement, all notifications and approvals required pursuant to our articles of association or under French law in connection with the acquisition of shares are applicable in all respects.

General

Neither the depositary nor we, nor our respective directors, employees, agents or controlling persons (as defined under the Securities Act) will be liable to any owner or beneficial owner of ADSs if by reason of any provision of any present or future law or regulation of the United States, France or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of our articles of association, or by reason of any act of God or war or other circumstance beyond its or our control, the depositary or us or any of its or our directors, employees, agents or controlling persons (as defined under the Securities Act) shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the Deposited Securities it is provided will be done or performed; nor will we or the depositary incur any liability to any owner or beneficial owner of ADSs by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the deposit agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement or our articles of association.

We and the depositary assume no obligation, nor shall either we or the depositary be subject to any liability under the deposit agreement, except that each agrees to perform their respective obligations specifically set forth therein without negligence or bad faith.

The depositary will keep books at its Corporate Trust Office in the city of New York for the registration of transfers of ADSs, which at all reasonable times will be open for inspection by the owners of ADSs, provided that such inspection will not be for the purpose of communicating with owners in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.

The depositary may appoint one or more co-transfer agents for the purposes of effecting transfers, combinations and split-ups of ADSs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by owners or persons entitled to ADSs and will be entitled to protection and indemnity to the same extent as the depositary.

Governing Law

The deposit agreement and the ADSs are governed by the laws of the State of New York.

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DESCRIPTION OF preferred shares

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

•	the title and nominal value of the preferred shares;
•	the number of preferred shares we are offering;
•	the liquidation preference per share;
•	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);
•	whether preferential subscription rights will be issued to existing shareholders;
•	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends, provided that certain conditions of French law, which are described below, are met;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;
•	the procedures for any auction and remarketing, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred shares on any securities exchange or market;
•	whether the preferred shares will be convertible into our ordinary shares (including ordinary shares represented by ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including ordinary shares represented by ADSs), if any;
•	the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;
•	voting rights, if any, of the preferred shares;
•	preemption rights, if any;
•	other restrictions on transfer, sale or assignment, if any;
•	whether interests in the preferred shares will be represented by American Depositary Preferred Shares;
•	a discussion of any material or special U.S. federal and French income tax considerations applicable to the preferred shares;
•	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate,
•	dissolve or wind up our affairs;
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•	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the Board of Directors; and
•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Prior to issuing preferred shares, we must convene an extraordinary shareholders meeting at which shareholders would determine the terms and conditions of the preferred shares, decide the issuance of the preferred shares or delegate authority to the Board of Directors to decide the issuance and vote to modify the by-laws in order to include the characteristics and particular rights of the preferred shares.

The extraordinary general meeting would also decide the maximum aggregate amount of share capital increases which we may carry out by issuing preferred shares, which may not exceed a specified amount of gross issue proceeds to be determined.

Under French law, any payment of dividends to the holders of preferred shares is subject to the following: (i) our net earnings (“bénéfice distribuable”) must be sufficient and available for distribution as indicated in the certified unconsolidated financial statements, and (ii) the vote by the annual shareholders meeting of a resolution approving such distribution of dividends to the holders of preferred shares.

When we issue preferred shares under this prospectus, the shares will be fully paid and non-assessable and, to the extent permitted under French law, will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing. Warrants may be offered separately or together with ordinary shares or preferred shares. Each series of warrants will be issued under a separate warrant agreement or indenture to be entered into between us and one or more purchasers of such warrants. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered.

The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing, are offered, the description will include, where applicable:

•	the designation and aggregate number of warrants offered;
•	the price at which the warrants will be offered;
•	the currency or currency unit in which the warrants are denominated;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	the number of preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing, that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing, may be purchased upon exercise of each warrant;
•	the date or dates, if any, on or after which the warrants and the related preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing, will be transferable separately;
•	the minimum or maximum amount, if any, of vested warrants that may be exercised at any one time;
•	whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and
•	any other material terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

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Limitations affecting shareholders of a french company

Ownership of ADSs or Shares by Non-French Residents (French Law)

Under French law, there is no limitation on the right of non-French residents or non-French security holders to own, or where applicable, vote securities of a French company.

Nevertheless, any investment: (i) by (a) any non-French citizen, (b) any French citizen not residing in France (within the meaning of Article 4 B of the French Tax Code), (c) any non-French entity or (d) any French entity controlled by one of the aforementioned individuals or entities; (ii) that will result in the relevant investor (a) acquiring control of an entity having its registered office in France or an establishment registered in France, (b) acquiring all or part of a business line of an entity having its registered office in France, (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity having its registered office in France, or (d) crossing, directly or indirectly, alone or in concert, the threshold of 10% of the voting rights of a company incorporated under French law whose shares are admitted to trading on a regulated market; and (iii) developing activities in certain strategic industries related to: (a) activities likely to prejudice national defense interests, participating in the exercise of official authority or likely to prejudice public order and public security (including activities related to weapons, dual-use goods and technologies, IT systems, cryptology, data capturing devices, gambling, toxic agents or data storage), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products, media or extraction, processing and recycling of critical raw materials), and (c) research and development activities related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage, photonics, renewable energy technologies or biotechnology) or dual-use goods and technologies, is subject to the prior authorization of the French Minister of Economy, which authorization, if granted, may be subject to certain undertakings. The abovementioned (ii)(c) and (d) do not apply either to a natural person who is a national of a Member State of the European Union or of a State party to the Agreement on the European Economic Area that has concluded an administrative assistance agreement with France to combat fraud and tax evasion and who is domiciled in one of these States, or to an entity in which all the members of the control chain, within the meaning of II of Article R. 151-1 of the French Monetary and Financial Code, are governed by the law of one of these States or are nationals of and domiciled in one of these States.

A “fast track” procedure is available for investors whose holdings exceed the 10% threshold but are less than the 25% threshold mentioned above.

This request for prior authorization must be filed with the French Ministry of Economy, which has 30 business days from receipt of the complete file to provide a first decision that may (i) unconditionally authorize the investment or (ii) indicate that further examination is required. In the latter case, the French Ministry of Economy must make a second decision within 45 business days from its first decision. In case of lack of response from the French Ministry of Economy within the abovementioned timeframe, the authorization will be deemed refused. If the authorization is granted, it may be subject to the signature of a letter of undertakings aimed at protecting the French national interests. If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to (i) submit a request for authorization, (ii) have the previous situation restored at its own expense, or (iii) amend the investment. In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor might also be found criminally liable and might be sanctioned with a fine that cannot exceed the greater of: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company and (iii) €5 million (for a company) or €1 million (for an individual).

The French Monetary and Financial Code (“CMF”) provides for statistical reporting requirements. Transactions by which non-French residents acquire at least 10% of the share capital or voting rights, or cross the 10% threshold, of a French resident company, are considered as foreign direct investments in France and are subject to statistical reporting requirements (Articles R. 152-1; R.152-3 and R. 152-11 of the CMF). When the investment exceeds €15,000,000, companies must declare foreign transactions directly to the Banque de France within 20 business days following the date of certain direct foreign investments in us, including any purchase of ADSs. A failure to comply with such statistical reporting requirement may be sanctioned by five years’ imprisonment and a fine of a maximum amount equal to twice the amount that should have been reported, in accordance with Article L. 165-1 of the CMF. This amount may be increased fivefold if the violation is made by a legal entity.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	through agents;
•	to or through underwriters;
•	through broker-dealers (acting as agent or principal);
•	directly by us to purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering, or otherwise;
•	through a combination of any such methods of sale; or
•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Global Market or
•	any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be paid in cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

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Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a société anonyme, or limited liability corporation, organized under the laws of the Republic of France. Some of our directors and executive officers reside in the Republic of France. In addition, a substantial portion of our assets is located outside of the United States. As a result, it may be difficult for investors:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts, or obtain evidence in France or from French citizens or any individual being a resident in France or any officer, representative, agent or employee of a legal person having its registered office or an establishment in a territory of France, in connection with those actions in actions predicated on the civil liability provisions of the U.S. federal securities laws;
•	to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;
•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and
•	to enforce in U.S. courts against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirement concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (i) that judgment was rendered by a court having jurisdiction over the matter as the dispute is clearly connected to the jurisdiction of such court, the choice of the U.S. court was not fraudulent and the French courts did not have exclusive jurisdiction over the matter, (ii) the judgment does not contravene international public policy rules, as applied by French courts, whether such rules pertain to the merits or to the procedure of the case, including any defense rights, (iii) the judgment is not tainted with fraud and (iv) the judgment does not conflict with a French judgment or a foreign judgment (or an arbitral award) which has become effective in France. In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so the victim does not suffer or benefit from the situation, it being specified that under French law, the principle of awarding punitive damages is not, per se, contrary to public order, provided the amount awarded is not disproportionate to the harm suffered and the defendant’s breach.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Board of Directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Board of Directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

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TAXATION

Certain material U.S. federal income tax and, to the extent applicable, material French tax considerations relating to the acquisition, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Unless otherwise specified in the base prospectus relating to any offering of securities, the validity of the securities and certain legal matters under French and U.S. law will be passed upon by Jones Day. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of French and U.S. law.

EXPERTS

The consolidated financial statements of EDAP TMS S.A. as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2025 in reliance upon the report of KPMG S.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION about us

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities described in this prospectus. This prospectus does not contain all of the information set forth in this registration statement.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the requirements of the Exchange Act. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

Our SEC filings are also available over the internet at the SEC’s website at http://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

You may request a copy of this prospectus or of any of the documents incorporated by reference herein at no cost to you by writing or telephoning us at our principal executive offices, located at 4/6, rue du Dauphiné, Parc d’Activités la Poudrette-Lamartine, 69120 Vaulx-en-Velin, France, +33 (0) 4 72 15 31 50, attention: Blandine Confort.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in this prospectus unless the information incorporated by reference was filed after the date of this prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026;
•	Our Current Report on Form 8-K filed with the SEC on February 12, 2026 (in each case, except for information contained therein which is furnished rather than filed); and
•	The description of our ordinary shares and ADSs contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026, including any amendment or report filed for the purpose of updating such information.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus unless specifically stated otherwise.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities we are offering with this prospectus.

We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this prospectus, excluding exhibits to those filings, upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

EDAP TMS S.A.

4/6, rue du Dauphiné

69120 Vaulx-en-Velin, France

Attn: Investor Relations

Investor.relations@focalone.com

We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf or to which we may have referred you. We have not authorized any other person to provide you any information other than that contained or incorporated by reference in this prospectus or any applicable accompanying prospectus supplement or free writing prospectus authorized by us. If anyone provides you with different or inconsistent information, you should not rely on it as having been authorized by us. You should not assume that the information in this prospectus, any prospectus supplement or any applicable free writing prospectus is accurate as of any date other than the date on the front of the relevant documents. Our business, financial condition, results of operations and prospects may have changed since such date. We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.

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$125,000,000

Ordinary Shares
Preferred Shares
Warrants

PROSPECTUS

, 2026

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 25, 2026

PROSPECTUS

EDAP TMS S.A.

Warrants to Purchase up to 4,574,421 Ordinary Shares

4,574,421 Ordinary Shares, which may be represented by American Depositary Shares

This prospectus relates to the offer and resale from time to time by the selling securityholder named herein of (i) warrants (bons de souscription d’actions) to purchase up to 4,574,421 ordinary shares (the “Warrants”) and (ii) up to 4,574,421 ordinary shares, nominal value €0.13 per share, issuable upon the exercise of the Warrants (the “Warrant Shares”), which may be represented by American Depositary Shares (the “American Depositary Shares” or “ADSs”). The selling securityholder acquired and will acquire the Warrants pursuant to the Warrant Agreement, dated October 17, 2025 (the “Warrant Agreement”), by and between EDAP TMS S.A. (the “Company”) and the European Investment Bank (“EIB”).

We are registering the offer and sale of the Warrants and the Warrant Shares by the selling securityholder to satisfy our obligations to it pursuant to the Warrant Agreement. We will not receive any proceeds from the sale of the Warrants and the Warrant Shares by the selling securityholder, except for funds received from the exercise of the Warrants issued to the selling securityholder, if and when exercised for cash.

The selling securityholder may offer and sell or otherwise dispose of the Warrants and the Warrant Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling securityholder will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of the Warrants and the Warrant Shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the Warrants and the Warrant Shares. See “Plan of Distribution” for more information about how the selling securityholder may sell or dispose of the Warrants and the Warrant Shares.

Our ordinary shares may be sold in the form of ADSs. Each ADS represents one ordinary share. Our ordinary shares in the form of ADSs are listed on the Nasdaq Global Market (the “Nasdaq Global Market” or “Nasdaq”) under the symbol “EDAP.” On March 24, 2026, the last reported sale price of the ADSs on Nasdaq was $3.91 per ADS.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, the selling securityholder may from time to time sell the Warrants, the Warrant Shares or any combination thereof described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.” This prospectus only provides you with a general description of the securities the selling securityholder may offer.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information About Us” before deciding to invest in any shares being offered.

Neither we nor the selling securityholder have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or any free writing prospectus that we have authorized. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The securities are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “EDAP,” “the Company,” “our Company,” “we,” “us” and “our” refer to EDAP TMS S.A. and our consolidated subsidiaries. All references in this prospectus to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros,” mean euros, unless otherwise noted. Throughout this prospectus, references to ADSs mean ADSs or ordinary shares represented by ADSs, as the case may be.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information About Us.”

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “EDAP,” “the Company,” “our Company,” “we,” “us,” “our” and similar references refer to EDAP TMS S.A. and its wholly owned subsidiaries.

Our Company

We develop, manufacture, promote and distribute advanced minimally invasive ultrasound technologies for both the diagnosis and treatment of various diseases. We have introduced the Focal One® Robotic HIFU (high-intensity focused ultrasound) system around the world including Europe, U.S., Latin America, and parts of Asia. We also market and support non-core, legacy urology product lines, including extracorporeal shock wave lithotripsy (“ESWL”) systems and related accessories and services in select markets as well as distribution of third-party products such as lasers and urodynamics systems. These offerings contribute to our installed base, service revenue, and long-standing relationships with urology customers.

Our legal name is EDAP TMS S.A. and our commercial name is Focal One®. The Company is registered with the French trade and companies registry under number 316 488 204 R.C.S. Lyon. Our principal executive offices are located at Parc d’Activités la Poudrette-Lamartine, 4/6, rue du Dauphiné, 69120 Vaulx-en-Velin, France and our telephone number is +33 (0) 4 72 15 31 50. We also maintain a website at www.focalone.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled down disclosures for so long as (i) our voting and non-voting ordinary shares held by non-affiliates is less than $250.0 million measured as of June 30th of such fiscal year or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting ordinary shares held by non-affiliates is less than $700.0 million measured as of June 30th of such fiscal year.

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THE OFFERING

Securities Offered by the Selling Securityholder	Warrants to purchase up to 4,574,421 ordinary shares and up to 4,574,421 Warrant Shares issuable upon the exercise of the Warrants.
Plan of Distribution	The selling securityholder will determine when and how it will sell the Warrants and the Warrant Shares offered in this prospectus, as described in “Plan of Distribution.”
Use of Proceeds	We will not receive any proceeds from the sale of the Warrants and the Warrant Shares by the selling securityholder. However, we will receive proceeds from the exercise of the Warrants by the selling securityholder to the extent they are exercised for cash. In the event we receive proceeds from the cash exercise of the Warrants, we intend to use the aggregate net proceeds from the exercise of the Warrants for general corporate purposes, including working capital.
Risk Factors	You should read the “Risk Factors” section beginning on page 4 for a discussion of factors to consider carefully before deciding to purchase the Warrants or the Warrant Shares.
The Nasdaq Global Market Symbol	EDAP

3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the specific risks discussed below as well as the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recently filed Annual Report on Form 10-K, as updated by any subsequently filed amendments, periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

A substantial number of our securities may be sold in the market following the effective date of the registration statement of which this prospectus forms a part, which may depress the market price for our ADSs.

Sales of a substantial number of our securities in the public market following the effective date of the registration statement of which this prospectus forms a part could cause the market price of our ADSs to decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Our actual results may differ materially from those expressed in forward-looking statements made or incorporated by reference into this prospectus.

All statements other than present and historical facts and conditions, including forward-looking statements expressing our beliefs, plans, objectives, business strategy, or future events, performance or results of operations and financial position, are forward-looking statements, which involve estimates, assumptions, risks and uncertainties. Therefore, our actual results and performance may differ materially from those expressed in the forward-looking statements. Forward-looking statements often, although not always, include words or phrases such as the following: “believe,” “plan,” “intend,” “should,” “estimate,” “expect” and “anticipate” or their negative or similar expressions, which reflect our views about future events and financial performance. Forward-looking statements involve inherent risks and uncertainties, including matters not yet known to us or not currently considered material by us.

Actual events or results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. Factors that could affect future results or cause actual events or results to differ materially from those expressed or implied in forward-looking statements include, but are not limited to:

•	risks associated with the current worldwide inflationary environment, uncertain worldwide economic, political and financial environment, geopolitical instability, climate change impact, pandemic and each of their related impacts on our business operations;
•	the success of our High Intensity Focused Ultrasound (“HIFU”) technology;
•	the uncertainty of market acceptance for our HIFU devices;
•	the clinical and regulatory status of our devices in various geographical territories;
•	the uncertainty in the regulatory agencies review and approval process for any of our devices and changes in their recommendations and guidance;
•	the impact of government regulation, particularly relating to public healthcare systems and the commercial distribution of medical devices;
•	effects of intense competition in the markets in which we operate;
•	the uncertainty of reimbursement status of procedures performed with our products and their level of reimbursement;
•	the market potential for our HIFU devices;
•	dependence on our strategic suppliers and distribution partners;
•	difficulties to attract and recruit high-level experts in software, design, and development of high technology devices such as our HIFU products;
•	any event or other occurrence that would interrupt operations at our primary production facility;
•	reliance on patents, licenses and key proprietary technologies;
•	cybersecurity risks and incidents;
•	product liability risk;
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•	risk of exchange rate fluctuations, particularly between the euro and the U.S. dollar and between the euro and the Japanese yen;
•	fluctuations in results of operations due to the cyclical nature of demand for medical devices;
•	risks relating to ownership of our securities; and
•	risks relating to securities litigations involving class actions.

You should also consider the information contained in “Risk Factors” in this prospectus, the risk factors included in any applicable prospectus supplement, and the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, incorporated by reference into this prospectus, as well as the information contained in our periodic filings and submissions with the SEC (including our reports on Form 8-K to the extent they are incorporated by reference herein).

Any forward-looking statement speaks only as of the date on which that statement is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Warrants and Warrant Shares in this offering. The selling securityholder will receive all of the proceeds from the sale of securities hereunder. However, we will receive proceeds from the exercise of the Warrants by the selling securityholder to the extent they are exercised for cash. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the aggregate net proceeds from the exercise of the Warrants primarily for working capital, general corporate purposes and in furtherance of our corporate strategy.

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DESCRIPTION OF SHARE CAPITAL and bylaws

The following description of our share capital summarizes certain provisions of our by-laws and relevant provisions of French law. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our by-laws, a copy of which has been filed with the SEC, and to the applicable provisions of French law. We encourage you to read our by-laws and the applicable provisions of French law for additional information.

Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See “Description of American Depositary Shares” for more information.

General

As of March 25, 2026, our outstanding share capital, including treasury shares, consisted of a total of 37,751,519 issued ordinary shares, fully paid and with a nominal value €0.13 per share. We have no preferred shares outstanding.

Under French law, our by-laws set forth only our issued and outstanding share capital as of the date of the by-laws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise or vesting, as applicable, of outstanding warrants (bons de souscription d’actions), restricted stock units (or free shares – actions gratuites) or stock options (options de souscription d’actions), as approved by our shareholders and granted by our board of directors (the “Board of Directors” or the “Board”).

European Investment Bank Warrants

On October 17, 2025, we entered into a €36.0 million credit facility agreement (the “Finance Contract”) with EIB, which is comprised of three tranches: €11.0 million for the first tranche (“Tranche A”), €12.0 million for the second tranche (“Tranche B”), and €13.0 million for the third tranche (“Tranche C”, and collectively, the “Tranches”). Concurrent with the execution of the Finance Contract, we entered into the Warrant Agreement, which established the terms of the Warrants (bons de souscription d’actions) to be issued to EIB prior to the receipt of borrowings under each Tranche. As of March 25, 2026, we have issued 2,624,421 Warrants to EIB in connection with borrowings under Tranche A and estimate that we will issue approximately 1,100,000 Warrants to EIB in connection with borrowings under Tranche B and approximately 850,000 Warrants in connection with borrowings under Tranche C.

The number of Warrants to be issued in connection with our borrowings under Tranche B and Tranche C will be calculated by dividing the corresponding Tranche borrowings (€12.0 million for Tranche B and €13.0 million for Tranche C) by the euro equivalent 90-day average Nasdaq closing price of our ADSs, multiplied by an increasing factor (3 and 4.2, respectively). The exercise price for each Warrant under each Tranche is determined by taking 90 percent of the euro equivalent 90-day average Nasdaq closing price of our ADSs as of the day prior to issuance of the Warrants for the applicable Tranche, as reduced by a 10% discount.

Each Warrant shall be exercisable for one ordinary share, subject to the anti-dilution adjustments described below. The Warrants have a maturity of twenty years, and outstanding Warrants are exercisable upon the earliest to occur of (i) the maturity date of the applicable Tranche, and (ii) the occurrence of certain events (each an “Exercise Event”), including, (a) the disposal of assets, or shares of subsidiaries holding assets, related to research and development projects, (b) a change of control of the Company, (c) the maturity date of the last Tranche disbursed under the Finance Contract, (d) the prepayment of any principal amount due under the Finance Contract, or (e) an event of default.

Following any Exercise Event and until expiration of the applicable Warrants, EIB may exercise a put option pursuant to which EIB may require us to repurchase all or part of such then-exercisable Warrants at the fair market value, up to a number of Warrants that would result in the put option price being no higher than €20 million in respect of all then-exercisable Warrants.

The Warrants are not transferable except to certain affiliates of EIB or, following an Exercise Event, to any third parties. The Company has a right of first refusal to repurchase Warrants that are offered for sale on the same terms and conditions of such offer except in case of a transfer of the Warrants to certain affiliates of EIB, promotional banks or finance agencies set up by one or more member states of the European Union or any transferees of the credit facility, or otherwise with the prior written approval of the Company.

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The Warrant Agreement provides for anti-dilution adjustments triggered by the occurrence of certain events, including: (i) a financial transaction that includes the issuance of new instruments with or without preferential subscription rights of the shareholders (other than the issuance of Warrants in connection with our borrowings under Tranche B and Tranche C), (ii) a free distribution of shares to shareholders, a share split or reverse share split, (iii) an increase of the par value of the shares by incorporation into the share capital of reserves, profits or premiums, (iv) a distribution of reserves or premiums in cash or in kind, (v) a free distribution to our shareholders of any instrument other than our shares, (vi) a repurchase by the Company of our own shares at a price higher than the market price (other than a repurchase of our own shares from EIB or its affiliates), (vii) a change in profit distribution, including through the creation of preferred shares, (viii) a reduction or redemption of the Company’s share capital, (ix) a dividend distribution, (x) the issuance of any instrument (with or without preferential subscription rights), including by way of dividend distribution or capitalization of profits or reserves (including share premium account and any capital redemption reserve), or (xi) a merger or demerger of the Company with or into another entity or other similar operation as a result of which the Company does not survive, or a spin-off. Such anti-dilution adjustments are subject to certain carve-outs, including (y) the issuance of shares at a price higher than the applicable exercise prices of the Warrants or equity-linked securities with conversion or exercise prices higher than the applicable exercise prices of the Warrants and (z) the grant of equity incentive instruments following the date of the Warrant Agreement in an amount not to exceed 10% of the fully diluted capitalization of the Company.

Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares

The description below reflects the terms of our by-laws, and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our by-laws.

Rights, Preferences and Restrictions Attaching to Ordinary Shares

Dividend and Liquidation Rights (French Law)

Distributable profits in each fiscal year, increased or reduced, as the case may be, by any profit or loss of the Company carried forward from prior years, less any contributions to legal reserves, is available for distribution to our shareholders as dividends, subject to the requirements of French law and our by-laws.

Under French law, we are required to allocate at least 5% of our unconsolidated distributable profits in each fiscal year to a legal reserve fund before dividends may be paid with respect to that year. Such allocation is compulsory until the amount in such reserve fund is equal to 10% of the nominal amount of the registered share capital.

Our shareholders may, upon recommendation of the Board of Directors, decide to allocate all or a part of distributable profits, if any, among special or general reserves, to carry them forward to the next fiscal year as retained earnings, or to allocate them to the shareholders as dividends.

Our by-laws provide that, if so agreed by the shareholders, reserves that are available for distribution under French law and our by-laws may be distributed as dividends, subject to certain limitations.

If we have made distributable profits since the end of the preceding fiscal year (as shown on an interim income statement certified by our statutory auditors), the Board of Directors has the authority under French law, without the approval of shareholders, to distribute interim dividends to the extent of such distributable profits. We have never paid interim dividends.

Under French law, dividends are distributed to shareholders pro rata according to their respective shareholdings. Dividends are payable to holders of shares outstanding on the date of the annual shareholders’ meeting deciding on the distribution of dividends, or in the case of interim dividends, on the date of the Board of Directors meeting approving the distribution of interim dividends. However, holders of newly issued shares may have their rights to dividends limited with respect to certain fiscal years. The actual dividend payment date is decided by the shareholders in an ordinary general meeting or by the Board of Directors in the absence of such a decision by the shareholders. The payment of the dividends must occur within nine months from the end of our fiscal year. An extension of such time frame may be granted by court order. Under French law, dividends not claimed within five years of the date of payment revert to the French State.

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Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided that all the shareholders receive a whole number of assets of the same nature paid in lieu of cash.

Rights to Share in the Surplus in the Event of Liquidation

If the Company is liquidated, our assets remaining after payment of our debts, liquidation expenses and all of our remaining obligations will be distributed first to repay in full the nominal value of the shares, then the surplus, if any, will be distributed pro rata among the shareholders in proportion to the number of shares they hold and subject to any special rights granted to holders of priority shares, if any.

Liability to Further Capital Calls

Shareholders are liable for corporate liabilities only up to the par value of the shares they hold and are not liable to further capital calls of the Company.

Rights to Share in Our Profit

Under French law, each ordinary share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.

Voting Rights

Each of our ordinary shares entitles its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our by-laws. The ownership of a share implies, ipso jure, the acceptance of our by-laws and any decision of our shareholders.

Each shareholder is entitled to one vote per share at any general shareholders’ meeting.

Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and are not taken into account for purposes of quorum calculation.

Under French law, directors are elected at the ordinary general shareholders’ meeting by a simple majority vote, and may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote. Our by-laws provide that members of our Board of Directors are elected for a tenure of two years, with terms beginning upon the year of a director’s initial appointment. Pursuant to French law, the sections of the by-laws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by a two-thirds majority of the votes cast by our shareholders present, represented by a proxy or voting by mail at the meeting. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or voted blank or null.

Repurchase of Shares (French Law)

Pursuant to French law, the Company, as a company whose shares are not admitted to trading on a regulated market subject to the provisions of Article L. 433-3 II of the French Monetary and Financial Code, may not acquire its own shares except (a) to reduce its share capital under certain circumstances with the approval of the shareholders at an extraordinary general meeting, (b) to provide shares for distribution to employees under a profit sharing, free share plan or a stock option plan, (c) to offer shares as payment in exchange for assets acquired by the Company in the context of an external growth, merger, demerger or contribution transaction and (d) to provide shares to shareholders as part of a sale procedure organized by the Company. However, the Company may not hold more than 10% of its shares then-issued and 5% for a repurchase of shares to offer them as payment or in exchange for assets acquired by the Company in the context of an external growth, merger, demerger or contribution transaction. A subsidiary of the Company is prohibited by French law from holding shares of the Company and, in the event it becomes a shareholder of the Company, such shareholder must transfer all the shares of the Company that it holds.

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Sinking Fund Provisions.

Our by-laws do not provide for any sinking fund provisions.

Actions Necessary to Modify Shareholders’ Rights

Shareholders’ rights may be modified as allowed by French law. Shareholders are only authorized to amend any and all provisions of our by-laws at an extraordinary shareholders’ meeting. The Company may not, however, increase any of the shareholders’ commitments without the prior approval of each shareholder.

Changes in Share Capital (French Law)

Our share capital may be increased only with the approval of the shareholders voting or represented at an extraordinary general meeting, following a recommendation of the Board of Directors. The shareholders may delegate to our Board of Directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital. If shareholders delegate authority to the Board of Directors at an extraordinary general meeting to decide a capital increase (délégation de compétence), the delegation determines the period (26 months maximum) during which the Board of Directors may decide to carry out the capital increase and the overall threshold of the capital increase. If shareholders delegate power to the Board of Directors at an extraordinary general meeting to carry out a capital increase (délégation de pouvoir) already decided by the extraordinary general meeting, the Board of Directors is granted the power to determine the terms and conditions of the capital increase within the limits set forth by the extraordinary general meeting.

Increases in the share capital may be effected either by the issuance of additional shares (including the creation of a new class of shares) or by an increase in the nominal value of existing shares or by the exercise of rights attached to securities giving access to the share capital. Additional shares may be issued for cash or for assets contributed in kind, upon the conversion of debt securities previously issued by the Company, by capitalization of profits, reserves or share premium, or, subject to certain conditions, by way of offset against indebtedness incurred by the Company. Dividends paid in the form of shares may be distributed in lieu of payment of cash dividends, as described above under “-Dividend and Liquidation Rights (French law)” in this prospectus. French law permits different classes of shares to have liquidation, voting and dividend rights different from those of the outstanding ordinary shares, although we only have one class of shares.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases in share capital effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.

Our share capital may be decreased only with the approval of two-thirds of the shareholders voting or represented at an extraordinary general meeting. The share capital may be reduced either by decreasing the nominal value of the shares or by reducing the number of outstanding shares. The conditions under which the registered capital may be reduced will vary depending upon whether or not the reduction is attributable to losses incurred by the Company. The number of outstanding shares may be reduced either by an exchange of shares or by the repurchase and cancellation by the Company of its shares.

Under French law, all the shareholders in each class of shares must be treated equally unless the inequality in treatment is accepted by the affected shareholder. If the reduction is not attributable to losses incurred by us, each shareholder will be offered an opportunity to participate in such capital reduction and may decide whether or not to participate therein.

Attendance and Voting at Shareholders’ Meetings (French Law)

In accordance with French law, there are two types of general shareholders’ meetings, ordinary and extraordinary.

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Ordinary general meetings are required for any and all decisions that do not require an extraordinary general meetings, such as the election of directors, the appointment of statutory auditors, the annual accounts and the distribution of dividends.

Extraordinary general meetings are required for approval of matters that amend, or would result in an amendment of, the Company’s by-laws, such as modification of shareholders’ rights, approval of mergers, increases or decreases in share capital (including a waiver of preferential subscription rights), the creation of a new class of shares, the authorization of the issuance of investment certificates or securities convertible or exchangeable into shares and for the sale or transfer of substantially all of the Company’s assets. Such meetings may not, however, increase shareholders’ commitments without the approval of each shareholder.

The Board of Directors is required to convene an annual ordinary general shareholders’ meeting, which must be held within six months of the end of our fiscal year, for approval of the annual accounts.

Other ordinary or extraordinary meetings may be convened at any time during the year. Shareholders’ meetings may be convened by the Board of Directors or, if the Board of Directors fails to call such a meeting, by our statutory auditors or by a court-appointed agent. The court may be requested to appoint an agent either by one or more shareholders holding at least 5% of the registered capital or by an interested party under certain circumstances, or, in case of an urgent matter, by the Work Council (Comité Social et Economique) representing the employees, if any. The notice calling a meeting must state the agenda for such meeting.

French law provides that, at least 15 days before the date set for any general meeting on first notice, and at least ten days before the date set for any general meeting on second notice, a notice of the meeting (avis de convocation) must be sent by mail to all holders of properly registered shares on the date of the notice. A preliminary written notice (avis de réunion) must be sent to each shareholder who has requested to be notified in writing. Under French law, one or several shareholders together holding a specified percentage of share capital (as calculated based on a degressive scale in accordance with French law ) may propose resolutions to be submitted for approval by the shareholders at the meeting. Upon our request, The Bank of New York Mellon will send to holders of ADSs notices of shareholders’ meetings and other reports and communications that are made generally available to shareholders. The Work Council, if any, may also require the registration of resolution proposals on the agenda.

Attendance and exercise of voting rights at ordinary and extraordinary general shareholders’ meetings are subject to certain conditions. Shareholders deciding to exercise their voting rights must have their shares registered in their names in the shareholder registry maintained by or on behalf of the Company before the meeting. An ADS holder must timely and properly return its voting instruction card to the depositary to exercise the voting rights relating to the shares represented by its ADSs. The depositary will use reasonable efforts to vote the underlying shares in the manner indicated by the ADS holder. In addition, if an ADS holder does not timely return a voting instruction card or the voting instruction card received is improperly completed or blank, that holder will be deemed to have given the depositary a proxy to vote, and the depositary will vote in favor of all proposals recommended by the Board of Directors and against all proposals that are not recommended by the Board of Directors.

All shareholders who have properly registered their shares have the right to participate in general shareholders’ meetings, either in person, by proxy, or by mail, and to vote according to the number of shares they hold. Each share confers on the shareholder the right to one vote. Under French law, an entity we control, directly or indirectly, is prohibited from holding shares in the Company and, in the event it becomes a shareholder, shares held by such entity would be deprived of voting rights. A proxy may be granted by a shareholder whose name is registered on our share registry to his or her spouse, his/her partner with whom he/she has entered into a civil union, to another shareholder or to a legal representative, in the case of a legal entity, or by sending a proxy to the Company without indication of the beneficiary (in which case such proxy shall be cast in favor of the resolutions supported by the Board of Directors). Under French law, a proxy that is returned without instructions will be counted as present for purposes of the quorum and will be counted (i) in favor of the adoption of the draft resolutions supported by the Board of Directors and (ii) against the adoption of all other draft resolutions that were not expressly supported by the Board of Directors.

The presence in person or by proxy of shareholders holding not less than 33⅓ of the shares entitled to vote is necessary to reach a quorum, in case of either ordinary or extraordinary general meetings. Decisions of the Ordinary General Meeting are taken by a majority of the votes cast by the shareholders present or represented. Decisions of the Extraordinary Shareholders’ Meeting are taken by a two-thirds majority of the votes cast by the shareholders present or represented.

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If a quorum is not reached at any meeting, the meeting is adjourned. The quorum requirement upon reconvening of an adjourned meeting is the same as for the first meeting.

At an ordinary general meeting or an extraordinary general meeting deciding upon any capital increase by capitalization of reserves, profits and/or share premium, a simple majority of the votes of the shareholders present or represented by proxy is required to approve a resolution. At any other extraordinary general meeting, two-thirds of the votes cast is required. However, a unanimous vote is required to increase liabilities of shareholders.

Under French law, abstention from voting, blank votes and null votes by those present or those represented by proxy or voting by mail are not counted as votes against the resolution submitted to a shareholder vote at any of the two types of meetings.

In addition to his/her rights to certain information regarding the Company, any shareholder may submit questions during or in advance of a shareholders’ meeting. Questions relating to the agenda for the meeting submitted in advance must be sent to the Board of Directors in written form at least four business days prior to such meeting. The Board of Directors must respond to such questions during the meeting.

Under French law, shareholders can nominate individuals or companies for election to the Board of Directors at a shareholders’ meeting. When the nomination is part of the agenda of the shareholders’ meeting, the nomination must contain the name, age, professional references and professional activity of the nominee for the past five years, as well as the number of shares owned by such candidate, if any. In addition, if the agenda for the shareholders’ meeting includes the election of members of the Board of Directors, any shareholder may require, during the meeting, the nomination of a candidate for election at the Board of Directors at the shareholders’ meeting, even if such shareholder has not followed the nomination procedures. Under French law, shareholders cannot elect a new member of the Board of Directors at a general shareholders meeting if the agenda for the meeting does not include the election of a member of the Board of Directors, unless such nomination is necessary to fill a vacancy due to the previous dismissal of a member.

As set forth in our by-laws, shareholders’ meetings are held at the registered office of the Company or at any other locations specified in the written notice. We do not have staggered or cumulative voting arrangements for the election of directors.

Preferential Subscription Rights (French Law)

Shareholders have preferential rights to subscribe for additional shares issued by the Company for cash on a pro rata basis (or any equity securities of the Company or other securities giving a right, directly or indirectly, to equity securities issued by the Company). Shareholders may waive their preferential rights, either individually or at an extraordinary general meeting by a two-third vote of our shareholders under certain circumstances. Preferential subscription rights, if not previously waived, are transferable during the subscription period relating to a particular offering of shares. U.S. holders of ADSs may not be able to exercise preferential rights for shares underlying their ADSs unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirement thereunder is available.

Form and Holding of Shares (French Law)

Form of Shares

Our by-laws provide that shares can only be held in registered form.

Holding of Shares

The shares are registered in the name of the respective owners thereof in the registry maintained by or on behalf of the Company.

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Stock certificates evidencing shares, in a manner comparable to that in the United States, are not issued by French companies, but we may issue or cause to be issued confirmations of shareholdings registered in such registry to the persons in whose names the shares are registered. Pursuant to French law, such confirmations do not constitute documents of title and are not negotiable instruments.

Differences in Corporate Law

We are a société anonyme, or S.A., incorporated under the laws of France. French sociétés anonymes differ from Delaware corporations. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law.

	France	Delaware
Number of Directors

Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the by-laws. In addition, the composition of a board of directors endeavors to seek a balanced representation of women and men.

Since January 1, 2017, the number of directors of each gender may not be less than 40% when the company is listed on a regulated market or when the company meets certain criteria of turnover and number of employees, if not listed on a regulated market. Any appointment made in violation of this limit that is not remedied as well as the deliberations taken by the director irregularly appointed will be null and void. The directors are appointed at the shareholders’ general meetings.

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the by-laws, unless the certificate of incorporation fixes the number of directors.

Director Qualifications

Under French law, a corporation may prescribe qualifications for directors under its by-laws. In addition, under French law, directors of a corporation may be legal entities (with the exception of the Chairman of the board of directors), and such legal entities must designate an individual to represent them and to act on their behalf at meetings of the board of directors.

Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws. Under Delaware law, only individuals may be directors.
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Removal of Directors	Under French law, directors may be removed from office, at any time, with or without cause, by the shareholders at any shareholders’ general meeting without notice or justification, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause.
Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification at the next shareholders’ general meeting. A shareholders’ meeting needs to be held immediately to appoint new directors if the number of directors falls below the minimum required by law.

Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, unless otherwise provided in the certificate of incorporation, may be filled by stockholders or by a majority of the remaining directors (even though less than a quorum).

Annual General Meeting

Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months following the end of the relevant fiscal year unless such period is extended by court order.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be provided by the certificate of incorporation or by the by-laws, or by the board of directors if neither the certificate of incorporation or the by-laws so provide, provided that the court may order an annual meeting upon the application of a director or stockholder if a corporation has not held a meeting within 30 days of a date designated for the meeting or within 13 months after the latest of the company’s organization, the last annual meeting or the last action by written consent to elect directors.

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General Meeting

Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent (mandataire ad hoc) or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Notice of General Meetings	French law provides that, at least 15 days before the date set for any general meeting on first notice, and at least ten days before the date set for any general meeting on second notice, notice of the meeting (avis de convocation) must be sent by mail to all holders of properly registered shares who have held such shares on the date of the notice. A preliminary written notice (avis de réunion) must be sent to each shareholder who has requested to be notified in writing. This notice to shareholders holding registered shares may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying their e-mail address. When the shareholders’ general meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice. The notice shall specify the name of the company, its legal form, share capital, registered office address, registration number with the French Registry of Trade and Companies (registre du commerce et des sociétés), the place, date, hour and agenda of the meeting and its nature (ordinary and/or extraordinary meeting). The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote, the record date for voting if it is different from the record date for determining notice and purpose or purposes of the meeting.

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Proxy	All shareholders who have properly registered their shares have the right to participate in general shareholders’ meetings, either in person, by proxy, or by mail, and to vote according to the number of shares they hold. Each share confers on the shareholder the right to one vote. A proxy may be granted by a shareholder whose name is registered on our share registry to his or her spouse, his/her partner with whom he/she has entered into a civil union, to another shareholder or to a legal representative, in the case of a legal entity, or by sending a proxy to the company. Under French law, a proxy that is returned without instructions will be counted as present for purposes of the quorum and will be counted (i) in favor of the adoption of the draft resolutions supported by the board of directors and (ii) against the adoption of all other draft resolutions that were not expressly supported by the board of directors. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two shareholders’ general meetings, one ordinary, and the other extraordinary, held on the same day or within a period of 15 days.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder Action by Written Consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.

Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.

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Preemptive Rights

Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights (droits préférentiels de souscription) to these securities on a pro rata of his/her share ownership unless such rights are waived by a two-thirds majority of the votes held by the shareholders present or represented by proxy or voting by mail at the extraordinary general meeting deciding or authorizing the capital increase. In case such preferential subscription rights have not been waived by the shareholders’ extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential subscription rights. Further, preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period cannot be less than five trading days in duration. Preferential subscription rights are transferable during the subscription period, but starting two business days prior to the start of the subscription period and ending two business days prior to its closing.

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock or to any security convertible into such stock
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Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits” (bénéfices distribuables) plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” (bénéfices distribuables) consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law.

“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their ordinary shares for their subscription that the shareholders decide to make available for distribution.

Except in case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves that cannot be distributed in accordance with the law or the company’s by-laws.

Under Delaware law, subject to any restrictions under a corporation’s certificate of incorporation, dividends may be paid by a Delaware corporation either out of (1) surplus as defined in and computed in accordance with Delaware law or (2) in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

Repurchase of Ordinary Shares

Pursuant to French law, a company whose shares are not admitted to trading on a regulated market subject to the provisions of Article L. 433-3 II of the French Monetary and Financial Code, may not acquire its own shares except (a) to reduce its share capital under certain circumstances with the approval of the shareholders at an extraordinary general meeting, (b) to provide shares for distribution to employees under a profit sharing, a free share plan or a stock option plan, (c) to offer shares as payment in exchange for assets acquired by the company in the context of an external growth, merger, demerger or contribution transaction and (d) to provide shares to shareholders as part of a sale procedure organized by the company. However, the company may not hold more than 10% of its shares then-issued and 5% for a repurchase of shares to offer them as payment or in exchange for assets acquired by the company in the context of an external growth, merger, demerger or contribution transaction. A subsidiary of the company is prohibited by French law from holding shares of the company and, in the event it becomes a shareholder of the company, such shareholder must transfer all the shares of the company that it holds.

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

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Liability of Directors

Under French law, the company’s by-laws may not include any provisions limiting the liability of directors. Civil liabilities of the directors may be sought for (1) an infringement of laws and regulations applicable to a company, (2) breach of the by-laws and (3) management failure.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•       any breach of the director’s duty of loyalty to the corporation or its stockholders;

•       acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•       intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•       any transaction from which the director derives an improper personal benefit.

Voting Rights

French law provides that, unless otherwise provided in the by-laws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. Our bylaws do not provide otherwise.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
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Shareholder Vote on Certain Transactions

Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:

•       the approval of the board of directors; and

•       the approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant shareholders’ meeting or, in the case of a merger that will result in an increase of the shareholders’ commitments or with a non-EU company, approval of all shareholders of the corporation (by exception, the extraordinary general meeting of the acquiring company may delegate to the board of directors authority to decide a merger-absorption or to determine the terms and conditions of the merger plan).

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock or under certain circumstances, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•       the approval of the board of directors; and

•       the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters’ Appraisal Rights

French law does not provide for any such right but provides that a merger is subject, depending on the circumstances of the merger, to shareholders’ approval by a two-thirds majority vote, or unanimous decisions of the shareholders, as stated above.

Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Unless otherwise provided in the certificate of incorporation, Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•       shares of stock of the surviving corporation;

•       shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•       cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•       any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

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Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty of loyalty, a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social) taking into consideration the social and environmental aspects of their activity, where applicable.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Shareholder Suits

French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s corporate interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and legal fees relating to such action may be borne by the relevant shareholder or the group of shareholders.

The plaintiff must remain a shareholder through the duration of the legal action.

There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.

A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•       state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•       allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•       state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

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Amendment of Certificate of Incorporation	Under French law, corporations are not required to file a certificate of incorporation with the French Registry of Trade and Companies (registre du commerce et des sociétés) and only have by-laws (statuts) as organizational documents.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:

•       its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and

•       the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of By-laws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws. The board of directors can amend the by-laws to comply with legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting. The board of directors is also authorized to amend the by-laws as a result of a decision to relocate the company’s registered office in France, subject to ratification by the next ordinary shareholders’ meeting.

Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Our ordinary shares are traded on the Nasdaq Global Market represented by ADSs delivered by The Bank of New York Mellon (the “depositary”) pursuant to the deposit agreement (the “deposit agreement”) dated as of July 31, 1997, as amended and restated as of April 7, 2008, among our company, The Bank of New York Mellon, as depositary, and all owners and beneficial owners from time to time of ADSs issued thereunder. Ordinary shares that may be issued pursuant to this prospectus and the applicable prospectus supplement, whether directly or upon conversion of preferred shares or exercise of warrants, may be represented by ADSs. The ADSs may be uncertificated securities or certificated securities evidenced by American Depositary Receipts, or ADRs. Each ADS will represent one share (or a right to receive one share) deposited with the principal Paris office of Uptevia (formerly BNP Paribas Securities Services) (the “custodian”), as custodian for the depositary under the deposit agreement. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, NY 10286 (the “Corporate Trust Office”).

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. French law governs the rights of holders of our ordinary shares. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs set out ADR holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs.

We refer to the shares that are at any time deposited or deemed deposited under the deposit agreement and any and all other securities, cash and property received by the depositary or the custodian in respect thereof and at such time held under the deposit agreement as “Deposited Securities”.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under “Where You Can Find More Information About Us.”

Deposit, Transfer and Withdrawal

French law provides that ownership of shares generally be evidenced only by an inscription in an account in the name of the holder maintained by either the issuer or an authorized intermediary such as a bank. See above “Form and Holding of Shares (French law)” in this prospectus. Thus, all references to the deposit, surrender and delivery of our shares refer only to book-entry transfers and do not contemplate the physical transfers of certificates representing the shares in France.

The depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon notice from the custodian of deposit of our shares, or evidence of rights to receive our shares, and pursuant to appropriate instruments of transfer, it will deliver through its Corporate Trust Office to the person or persons specified by the depositor, ADSs registered in the name or names of such person or persons for the number of ADSs issuable in respect of such deposit, upon payment to the depositary of its fees and expenses and of any taxes or charges.

Upon surrender of ADSs at the Corporate Trust Office of the depositary for the purpose of withdrawal of the Deposited Securities represented by the ADSs, payment of the fees, governmental charges and taxes provided in the deposit agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the provisions of the deposit agreement, our articles of association and the Deposited Securities, the ADS holder is entitled to delivery to it or upon its order of the shares and any other Deposited Securities at the time represented by the ADSs at the Corporate Trust Office of the depositary or at the office of the custodian in Paris. The forwarding for delivery at the Corporate Trust Office of the depositary of cash, other property (other than rights) and documents of title for such delivery will be at the request, risk and expense of the ADS holder.

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Dividends, Other Distributions and Rights

Subject to any restrictions imposed by applicable law, regulations or applicable permits, the depositary will be required to convert or cause to be converted into U.S. dollars, to the extent it can do so on a reasonable basis and can transfer the resulting U.S. dollars to the United States, within one business day or as promptly as practicable, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, or foreign currency, including euros, that it receives in respect of the Deposited Securities and to distribute the resulting dollar amount (net of fees and expenses of the Depositary) as promptly as practicable to the owners of the ADSs entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among owners on account of exchange restrictions or the date of delivery of any ADSs or otherwise. The amount distributed will be reduced by any amount on account of taxes to be withheld by us or the depositary.

If any foreign currency cannot be converted to U.S. dollars in whole or in part, and transferred, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the depositary cannot be promptly obtained, the depositary shall, as to the portion of the foreign currency that is convertible, make such conversion and distribution in U.S. dollars to the extent permissible to the owners entitled thereto, and as to the non-convertible balance, distribute foreign currency received by it to each owner requesting in writing such distribution and hold the balance of such foreign currency not so distributed uninvested for the respective accounts of the owners of ADRs entitled thereto, without liability for the interest thereon.

If we declare a dividend in, or free distribution of, our shares, the depositary may, upon prior consultation with and approval of us, and shall if we so request, distribute to the owners, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, an aggregate number of ADSs that represents the amount of shares received as such dividend or free distribution in respect of such Deposited Securities, subject to the terms and conditions of the deposit agreement with respect to the deposit of our shares and the issuance of ADSs, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. The depositary may withhold any such distribution of ADRs if it has not received satisfactory assurances from us that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Securities Act. In lieu of delivering fractional ADSs in the event of any such dividend or free distribution, the depositary will sell the amount of shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the deposit agreement. Each ADS shall thenceforth also represent the additional shares distributed upon the Deposited Securities represented thereby.

If we offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional shares or any rights of any other nature, the depositary, after consultation with us, will have discretion as to the procedure to be followed in making such rights available to any owners of ADRs or in disposing of such rights for the benefit of any owners and making the net proceeds available to such owners or, if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, or if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, then the depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the depositary determines that it is lawful and feasible to make such rights available to all owners or to certain owners of ADSs but not to other owners, the depositary may, and at our request will, distribute to any owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such owner, warrants or other instruments therefor in such form as it deems appropriate.

If the depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain owners, it may, and at our request will, sell the rights, warrants or other instruments in proportion to the number of ADSs held by the owner to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the depositary as provided in the deposit agreement, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the deposit agreement) for the account of such owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any ADSs, or otherwise. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner or owners in particular.

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In circumstances in which rights would not otherwise be distributed, if an owner of ADSs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such owner, the depositary will make such rights available to such owner upon written notice from us to the depositary that (a) we have elected in our sole discretion to permit such rights to be exercised and (b) such owner has executed such documents as we have determined in our sole discretion are reasonably required under applicable law.

If the depositary has distributed warrants or other instruments for rights, upon instruction pursuant to such warrants or other instruments to the depositary from such owner to exercise such rights, upon payment by such owner to the depositary for the account of such owner of an amount equal to the purchase price of our shares to be received upon exercise of the rights, and upon payment of the fees of the depositary as set forth in such warrants or other instruments, the depositary will, on behalf of such owner, exercise the rights and purchase the shares, and we shall cause the shares so purchased to be delivered to the depositary on behalf of such owner. As agent for such owner, the depositary will cause the shares so purchased to be deposited, and will deliver the ADSs to such owner pursuant to the deposit agreement.

The depositary will not offer rights to owners of ADSs unless both the rights and the securities to which such rights relate are either exempt from or not subject to registration under the Securities Act with respect to a distribution to all owners or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement for any purpose. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner or owners in particular.

Whenever the depositary shall receive any distribution other than cash, our shares or rights in respect of the Deposited Securities, the depositary will cause the securities or property received by it to be distributed to the owners entitled thereto, after deduction or upon payment of any fees and expenses of the depositary or any taxes or other governmental charges, in proportion to the respective holdings of the owners, in any manner that the depositary, after consultation with us, may reasonably deem equitable and practicable for accomplishing such distribution. If, in the opinion of the depositary, such distribution cannot be made proportionately among the owners entitled thereto, or if for any other reason (including any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed) the depositary deems such distribution not feasible, the depositary may, after consultation with us, adopt such method as we may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, with the net proceeds of any such sale (net of the fees of the depositary) to be distributed by the depositary to the owners of ADSs entitled thereto as in the case of a distribution received in cash.

Whenever the depositary receives notice from us that we have declared a dividend or other distribution payable in our shares or cash at the election of each holder of our shares, or as otherwise payable if no such election is made pursuant to the terms of the relevant distribution, the depositary will mail a notice to the owners of the ADSs informing them of the distribution and stating that owners of ADSs will be entitled, subject to any applicable provisions of French law, our articles of association or the relevant terms of such distribution, to instruct the depositary as to the form in which such owner elects to receive the distribution. Upon a timely written request from an owner, the depositary will endeavor, insofar as practicable, to make the requested election and distribute cash or shares, as the case may be, to such owners in accordance with the terms of the deposit Agreement. If the depositary does not receive timely instructions from any owner of ADSs as to such owner’s election, the depositary will not make any election with respect to the shares represented by such owner’s ADSs and will distribute the shares or cash it receives, if any, in respect of such shares to the relevant owner.

If the depositary determines that any distribution of property other than cash (including our shares and rights to subscribe therefore) is subject to any tax or other governmental charge which the depositary is obligated to withhold, the depositary may, by public or private sale, dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes or charges and the depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the owners of ADSs entitled thereto in proportion to the number of ADSs held by them, respectively.

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Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which we are a party, any securities that shall be received by the depositary or custodian in exchange for, in conversion of, or in respect of Deposited Securities will be treated as new Deposited Securities under the deposit agreement, and the ADSs will thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the depositary may, with our approval and will if we so request, execute and deliver additional ADSs as in the case of a distribution in shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities.

Record Dates

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the depositary gives effect to a change in the number of our shares that are represented by each ADS, or whenever the depositary shall receive notice of any meeting of holders of shares or other Deposited Securities, or whenever the depositary shall find it necessary or convenient, the depositary will fix a record date, which shall be the same date as for the Shares or a date fixed after consultation with us and as close thereto as practicable (i) for the determination of the owners of ADRs who shall be (a) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (b) entitled to give instructions for the exercise of voting rights at any such meeting, (ii) for fixing the date on or after which each ADS will represent the changed number of shares, all subject to the provisions of the deposit agreement or (iii) to facilitate any other matter for which the record date was set.

Voting of Deposited Securities

The procedures described herein must be followed in order for owners of ADSs to give voting instructions in respect of the underlying shares.

We will use reasonable efforts to request that the depositary notify owners of ADSs of upcoming votes and ask for voting instructions from such owners. Upon receipt by the depositary of notice of any meeting of holders of shares or other Deposited Securities, the depositary shall, at our request, mail to the owners of the ADRs (i) a copy or summary in English of the notice of such meeting sent by us, (ii) a statement that such owner as of the close of business on a record date established by the depositary pursuant to the deposit agreement will be entitled, subject to any applicable provisions of French law, our articles of association and the Deposited Securities (which provisions, if any, will be summarized in pertinent part in such statement), to instruct the depositary with regard to the exercise of the voting rights, if any, pertaining to the shares or other Deposited Securities represented by such owner’s ADSs, (iii) copies or summaries in English of any materials or other documents provided by us for the purpose of enabling such owners to give instructions for the exercise of such voting rights, and (iv) a voting instruction card setting forth the date established by the depositary for the receipt of such voting instruction card (the “Receipt Date”). The voting instruction card shall include an express indication that such instructions may be given or deemed given (as explained below) (a) if no voting instruction card is received by the depository on or before the Receipt Date, (b) if the depositary receives an improperly completed or blank voting instruction card or (c) if the voting instructions included in the voting instruction card are illegible or unclear. Voting instructions may be given only in respect of a number of ADSs representing an integral number of shares. For a discussion of certain requirements relating to an ADR holder’s right to vote, see above “Ordinary Shares-Attendance and Voting at Shareholders’ Meetings (French Law)” in this prospectus.

Upon receipt by the depositary from an owner of ADSs of a properly completed voting instruction card on or before the Receipt Date, the depositary will either, in its discretion (i) use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and our articles of association, to vote or cause to be voted the shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such voting instruction card or (ii) forward such instructions to the custodian and the custodian will use its reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and our articles of association, to vote or cause to be voted the shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such voting instruction card. If no voting instruction card is received by the depositary from an owner with respect to any of the shares represented by such owner’s ADSs on or before the Receipt Date, or if the voting instruction card is improperly completed or blank, or if the voting instructions included in the voting instruction card are illegible or unclear, such owner shall be deemed to have instructed the depositary to vote such shares and the depositary shall vote such shares in favor of any resolution proposed or approved by our Board of Directors and against any resolution not so proposed or approved.

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We and the depositary may modify or amend the above voting procedures or adopt additional voting procedures from time to time as we and the depositary determine may be necessary or appropriate to comply with French or United States law or our articles of association. There can be no assurance that such modifications, amendments or additional voting procedures will not limit the practical ability of owners and beneficial owners of ADSs to give voting instructions in respect of the shares represented by ADSs or will not include restrictions on the ability of owners and beneficial owners of ADSs to sell ADSs during a specified period of time prior to a shareholders’ meeting.

Reports and Other Communications

The depositary will make available for inspection by owners of ADSs at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from us, which are both (a) received by the depositary, the custodian or a nominee of either as the holder or the Deposited Securities and (b) transmitted to the holders of our shares or other Deposited Securities by us. The depositary will also, at our request, send to the owners copies of such reports, notices and communications when furnished by us pursuant to the deposit agreement, including English-language versions, as applicable, of any such reports, notices and communications.

Amendment and Termination of the Deposit Agreement

The form of ADSs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary in any respect which we and the depositary may deem necessary or desirable without the consent of the owners of ADSs. However, any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of ADS owners, will not take effect as to outstanding ADSs until the expiration of 30 days after notice of any amendment has been given to the owners of outstanding ADSs. Every owner of an ADS at the time any such amendment so becomes effective, will be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event will any amendment impair the right of any owner of an ADS to surrender such ADS and receive therefor the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

The depositary will at any time at our direction terminate the deposit agreement by mailing notice of such termination to the owners of the ADSs then outstanding 30 days prior to the date fixed in such notice for such termination. The depositary may likewise terminate the deposit agreement by mailing notice of such termination to us and the owners of all ADSs then outstanding, if any time 60 days having expired after the depositary will have delivered to us written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment, in accordance with the terms of the deposit agreement. If any ADSs remain outstanding after the date of termination of the deposit agreement, the depositary thereafter will discontinue the registration of transfers of ADSs, will suspend the distribution of dividends to the owners thereof and will not give any further notices or perform any further acts under the deposit agreement, except the collection of dividends and other distributions pertaining to the Deposited Securities, the sale of rights and other property and the delivery of underlying shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADSs (after deducting the fees of the depositary and other expenses set forth in the deposit agreement). At any time after the expiration of one year from the date of termination, the depositary may sell the Deposited Securities then held thereunder and hold uninvested the net proceeds of such sale together with any other cash, unsegregated and without liability for interest, for the pro rata benefit of the owners that have not theretofore surrendered their ADSs, such owners thereupon becoming general creditors of the depositary with respect to such net proceeds. After making such a sale, the depositary will be discharged from all obligations under the deposit agreement, except to account for net proceeds and other cash (after deducting the fees of the depositary and other expenses set forth in the deposit agreement and any applicable taxes or other governmental charges).

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Charges of Depositary

The depositary will charge any party depositing or withdrawing shares or any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or Deposited Securities or a distribution of ADSs pursuant to the deposit agreement) where applicable; (1) taxes and other governmental charges; (2) such registration fees as may from time to time be in effect for the registration of transfers of shares generally on our share register (or any agent appointed by us for transfers and registration of shares) and applicable to transfers of shares to the name of the depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals; (3) such cable, telex and facsimile transmissions expenses as are expressly provided in the deposit agreement; (4) such expenses as are incurred by the depositary in the conversion of foreign currency pursuant to the deposit agreement; (5) a fee of $5.00 or less per 100 ADSs (or portion thereof) for the delivery and for the surrender of ADSs pursuant to the deposit agreement; (6) a fee of $0.02 or less per ADS (or portion thereof) for any cash distribution pursuant to the deposit agreement; and (7) a fee for the distribution of securities other than shares under the deposit agreement, such fee being in an amount equal to the fee for the delivery referred to above which would have been charged as a result of the deposit of such securities and (treating all such securities as if they were shares) if they had not been instead distributed by the depositary to owners of the ADSs.

The depositary, pursuant to the deposit agreement, may own and deal in any class of our securities and in ADSs.

Liability of Owner for Taxes

If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADS or any Deposited Securities represented by the ADSs evidenced by such ADS, such tax or other governmental charge will be payable by the owner of such ADS to the depositary. The depositary may refuse to effect any transfer of such ADS or any withdrawal of Deposited Securities underlying such ADS and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner of such ADS will remain liable for any deficiency.

Transfer of American Depositary Shares

The ADSs are transferable on the books of the depositary, provided that the depositary may close the transfer books (when other than in the ordinary course of business in consultation with us to the extent practicable) at any time, or from time to time, when deemed expedient by it in connection with the performance of its duties or at our written request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADS, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, depositary, custodian or registrar may require payment from the owner of the ADS or the depositor of the shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADSs.

The depositary may refuse to effect the transfer of the ADSs, to register the transfer of any ADS or to make any distribution on, or related to, shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding ADSs and surrender of ADSs generally may be suspended or refused during any period when the transfer books of the depositary, the Company and the registrar are closed or if any such action is deemed necessary or advisable by the depositary or the Company, at any time or from time to time subject to the provisions of the deposit agreement. Notwithstanding anything in the deposit agreement to the contrary, the surrender of outstanding ADSs and the withdrawal of Deposited Securities may not be suspended except as permitted in General Instruction I(A)(1) to Form F-6 (as such form may be amended from time to time) under the Securities Act, which currently permits suspension only in connection with (i) temporary delays caused by closing the transfer books of the depositary or the Company or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or the withdrawal of the Deposited Securities. See “- Voting of Deposited Securities” with respect to additional transfer restrictions.

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Acquisitions of ADSs

Pursuant to the terms of the deposit agreement, all notifications and approvals required pursuant to our articles of association or under French law in connection with the acquisition of shares are applicable in all respects.

General

Neither the depositary nor we, nor our respective directors, employees, agents or controlling persons (as defined under the Securities Act) will be liable to any owner or beneficial owner of ADSs if by reason of any provision of any present or future law or regulation of the United States, France or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of our articles of association, or by reason of any act of God or war or other circumstance beyond its or our control, the depositary or us or any of its or our directors, employees, agents or controlling persons (as defined under the Securities Act) shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the Deposited Securities it is provided will be done or performed; nor will we or the depositary incur any liability to any owner or beneficial owner of ADSs by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the deposit agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement or our articles of association.

We and the depositary assume no obligation, nor shall either we or the depositary be subject to any liability under the deposit agreement, except that each agrees to perform their respective obligations specifically set forth therein without negligence or bad faith.

The depositary will keep books at its Corporate Trust Office in the city of New York for the registration of transfers of ADSs, which at all reasonable times will be open for inspection by the owners of ADSs, provided that such inspection will not be for the purpose of communicating with owners in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.

The depositary may appoint one or more co-transfer agents for the purposes of effecting transfers, combinations and split-ups of ADSs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by owners or persons entitled to ADSs and will be entitled to protection and indemnity to the same extent as the depositary.

Governing Law

The deposit agreement and the ADSs are governed by the laws of the State of New York.

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SELLING SECURITYHOLDER

We have prepared this prospectus to allow the selling securityholder to offer and sell from time to time for its own account (i) Warrants to purchase up to 4,574,421 ordinary shares and (ii) up to 4,574,421 Warrant Shares, which may be in the form of ADSs, issuable upon the exercise of the 2,624,421 Warrants issued to EIB in connection with borrowings under Tranche A, and the estimated 1,100,000 Warrants and 850,000 Warrants to be issued to EIB in connection with borrowings under Tranche B and Tranche C respectively, pursuant to the Warrant Agreement.

We are registering the offer and sale of the Warrants and the Warrant Shares beneficially owned by the selling securityholder to satisfy our obligations to it pursuant to the Warrant Agreement. Pursuant to the Warrant Agreement, we have agreed to use our commercially reasonable efforts to keep the registration statement, of which this prospectus is a part, effective until the date on which all of the Warrants and the Warrant Shares issued or issuable upon exercise of the Warrants in the applicable Tranche(s) have been sold.

The following table sets forth (i) the name of the selling securityholder, (ii) the number of shares beneficially owned by the selling securityholder, including the Warrant Shares, (iii) the number of Warrant Shares that may be offered under this prospectus and (iv) the number of our ordinary shares beneficially owned by the selling securityholder assuming all of the Warrants or Warrant Shares covered hereby are sold.

The number of ordinary shares set forth in the following table for the selling securityholder reflects the exercise limitations as set forth in the Warrant Agreement. The Warrant Agreement provides that the holder of Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). By written notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation applicable to it to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the 61st day after such notice is delivered to the Company. Accordingly, the number of ordinary shares set forth in the following table for the selling securityholder may exceed the number of ordinary shares that it could own beneficially at any given time as a result of its ownership of Warrant Shares. As a result, the actual number of Warrant Shares that may be issued to and sold by the selling securityholder could be materially less than the estimated numbers in the column titled “Number of Shares Being Offered” depending on factors which cannot be predicted by us at this time. In addition, we do not know how long the selling securityholder will hold the Warrants and Warrant Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling securityholder regarding the sale or other disposition of any Warrants or Warrant Shares.

To our knowledge, the selling securityholder has not, nor has it during the three years prior to the date of this prospectus had, any position, office or other material relationships with us or any of our affiliates.

The information set forth in the table below is based upon information obtained from the selling securityholder. Beneficial ownership of the selling securityholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned after the offering is based on 37,481,986 ordinary shares outstanding as of March 25, 2026, and assuming the full exercise of the Warrants for 4,574,421 Warrant Shares.

As used in this prospectus, the term “selling securityholder” includes the selling securityholder listed in the table below, together with any additional selling securityholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Warrants or Warrant Shares in any non-sale transfer after the date of this prospectus. Unless otherwise indicated, the address for the selling securityholder is c/o EDAP Technomed Inc., 5321 Industrial Oaks Boulevard, Suite 110, Austin, Texas 78735.

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Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to this Offering	Number of Shares Being Offered	Number of Ordinary Shares Beneficially Owned After this Offering	Percent of Outstanding Ordinary Shares After this Offering
The European Investment Bank (1)	—	4,574,421	—	—

(1)       Consists of Warrant Shares issuable upon exercise of the 2,624,421 Warrants issued to EIB in connection with borrowings under Tranche A and the estimated 1,100,000 Warrants and 850,000 Warrants to be issued to EIB in connection with borrowings under Tranche B and Tranche C respectively, pursuant to the Warrant Agreement. The Warrants issued to EIB are, and will, not become exercisable within sixty days of March 25, 2026. The principal business address of the EIB is 98-100 boulevard Konrad Adenauer L-2950 Luxembourg.

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LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs or Shares by Non-French Residents (French Law)

Under French law, there is no limitation on the right of non-French residents or non-French security holders to own, or where applicable, vote securities of a French company.

Nevertheless, any investment: (i) by (a) any non-French citizen, (b) any French citizen not residing in France (within the meaning of Article 4 B of the French Tax Code), (c) any non-French entity or (d) any French entity controlled by one of the aforementioned individuals or entities; (ii) that will result in the relevant investor (a) acquiring control of an entity having its registered office in France or an establishment registered in France, (b) acquiring all or part of a business line of an entity having its registered office in France, (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity having its registered office in France, or (d) crossing, directly or indirectly, alone or in concert, the threshold of 10% of the voting rights of a company incorporated under French law whose shares are admitted to trading on a regulated market; and (iii) developing activities in certain strategic industries related to: (a) activities likely to prejudice national defense interests, participating in the exercise of official authority or likely to prejudice public order and public security (including activities related to weapons, dual-use goods and technologies, IT systems, cryptology, data capturing devices, gambling, toxic agents or data storage), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products, media or extraction, processing and recycling of critical raw materials), and (c) research and development activities related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage, photonics, renewable energy technologies or biotechnology) or dual-use goods and technologies, is subject to the prior authorization of the French Minister of Economy, which authorization, if granted, may be subject to certain undertakings. The abovementioned (ii)(c) and (d) do not apply either to a natural person who is a national of a Member State of the European Union or of a State party to the Agreement on the European Economic Area that has concluded an administrative assistance agreement with France to combat fraud and tax evasion and who is domiciled in one of these States, or to an entity in which all the members of the control chain, within the meaning of II of Article R. 151-1 of the French Monetary and Financial Code, are governed by the law of one of these States or are nationals of and domiciled in one of these States.

A “fast track” procedure is available for investors whose holdings exceed the 10% threshold but are less than the 25% threshold mentioned above.

This request for prior authorization must be filed with the French Ministry of Economy, which has 30 business days from receipt of the complete file to provide a first decision that may (i) unconditionally authorize the investment or (ii) indicate that further examination is required. In the latter case, the French Ministry of Economy must make a second decision within 45 business days from its first decision. In case of lack of response from the French Ministry of Economy within the abovementioned timeframe, the authorization will be deemed refused. If the authorization is granted, it may be subject to the signature of a letter of undertakings aimed at protecting the French national interests. If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to (i) submit a request for authorization, (ii) have the previous situation restored at its own expense, or (iii) amend the investment. In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor might also be found criminally liable and might be sanctioned with a fine that cannot exceed the greater of: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company and (iii) €5 million (for a company) or €1 million (for an individual).

The French Monetary and Financial Code (“CMF”) provides for statistical reporting requirements. Transactions by which non-French residents acquire at least 10% of the share capital or voting rights, or cross the 10% threshold, of a French resident company, are considered as foreign direct investments in France and are subject to statistical reporting requirements (Articles R. 152-1; R.152-3 and R. 152-11 of the CMF). When the investment exceeds €15,000,000, companies must declare foreign transactions directly to the Banque de France within 20 business days following the date of certain direct foreign investments in us, including any purchase of ADSs. A failure to comply with such statistical reporting requirement may be sanctioned by five years’ imprisonment and a fine of a maximum amount equal to twice the amount that should have been reported, in accordance with Article L. 165-1 of the CMF. This amount may be increased fivefold if the violation is made by a legal entity.

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PLAN OF DISTRIBUTION

The selling securityholder and any of its donees, pledgees, transferees, assignees and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of its securities covered hereby on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at or negotiated prices. The selling securityholder may use any one or more of the following methods when disposing of securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades (which may include crosses) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account; an exchange distribution in accordance with the rules of the applicable exchange and/or secondary distributions;
•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the securityholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through the distribution of the securities by any selling securityholder to its employees, partners (including limited partners), members or stockholders;
•	through delayed delivery requirements;
•	by pledge of secure debts and other obligations;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling securityholder may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as a selling securityholder under this prospectus. The selling securityholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM 2121.01.

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In connection with the sale of the securities or interests therein, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities; provided, however, that the selling securityholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it. The Company has agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling securityholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities arising under the Securities Act.

We agreed to use commercially reasonable efforts to keep this prospectus effective until the date on which all of the Warrants and the Warrant Shares issued or issuable upon exercise of the Warrants in the applicable Tranche(s) have been sold. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the selling securityholder or any other person. We will make copies of this prospectus available to the selling securityholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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ENFORCEability OF CIVIL LIABILITIES

We are a société anonyme, or limited liability corporation, organized under the laws of the Republic of France. Some of our directors and executive officers reside in the Republic of France. In addition, a substantial portion of our assets is located outside of the United States. As a result, it may be difficult for investors:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts, or obtain evidence in France or from French citizens or any individual being a resident in France or any officer, representative, agent or employee of a legal person having its registered office or an establishment in a territory of France, in connection with those actions in actions predicated on the civil liability provisions of the U.S. federal securities laws;
•	to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;
•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and
•	to enforce in U.S. courts against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirement concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (i) that judgment was rendered by a court having jurisdiction over the matter as the dispute is clearly connected to the jurisdiction of such court, the choice of the U.S. court was not fraudulent and the French courts did not have exclusive jurisdiction over the matter, (ii) the judgment does not contravene international public policy rules, as applied by French courts, whether such rules pertain to the merits or to the procedure of the case, including any defense rights, (iii) the judgment is not tainted with fraud and (iv) the judgment does not conflict with a French judgment or a foreign judgment (or an arbitral award) which has become effective in France. In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so the victim does not suffer or benefit from the situation, it being specified that under French law, the principle of awarding punitive damages is not, per se, contrary to public order, provided the amount awarded is not disproportionate to the harm suffered and the defendant’s breach.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Board of Directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Board of Directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

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TAXATION

Certain Material U.S. Federal Income Tax Considerations

The following discussion describes certain material U.S. federal income tax considerations applicable to U.S. holders (as defined below) relating to (i) the ownership and disposition of ordinary shares or ADSs, including ordinary shares or ADSs acquired upon exercise of Warrants, and (ii) the exercise, disposition and lapse of Warrants. This summary applies to U.S. holders that hold our ordinary shares, ADSs or Warrants as capital assets. This summary is based on the Internal Revenue Code (the “Code”), U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific U.S. holders in light of their particular circumstances, or to U.S. holders subject to special treatment under U.S. federal income tax laws (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens, expatriates or long-term residents of the United States, persons that hold ordinary shares, ADSs or Warrants as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons deemed to sell our ordinary shares, ADSs or Warrants under the constructive sale provisions of the Code, persons who hold or receive our ordinary shares, ADSs or Warrants pursuant to the exercise of any employee stock option or otherwise as compensation, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our ordinary shares or ADSs, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities). This summary does not address any U.S. state or local tax consequences, non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences, the application of special tax accounting rules under Section 451(b) of the Code or the Medicare contribution tax on net investment income.

As used in this discussion, the term “U.S. holder” means a beneficial owner of ordinary shares, ADSs or Warrants that is, for U.S. federal income tax purposes, or is treated as: (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares, ADSs or Warrants, the U.S. federal income tax consequences relating to an investment in ordinary shares, ADSs or Warrants will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement and a partner of any such entity should consult its tax advisor regarding the U.S. federal income tax consequences applicable to it (and, as applicable, its partners) of the purchase, ownership and disposition of ordinary shares, ADSs or Warrants.

Persons considering an investment in ordinary shares, ADSs or Warrants should consult their tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of ordinary shares, ADSs or Warrants, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for U.S. federal income tax purposes as the beneficial owner of the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership by the holder of the underlying security. Accordingly, the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of ADSs are not properly treated as beneficial owners of the underlying ordinary shares.

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Exercise or lapse of Warrants

A U.S. holder generally will not recognize gain or loss upon the acquisition of ordinary shares or ADSs on the exercise of a Warrant for cash. A U.S. holder’s tax basis in ordinary shares or ADSs received upon exercise of the Warrant should be an amount equal to the sum of the U.S. holder’s tax basis in the Warrant exercised therefor and the exercise price. The U.S. holder’s holding period for ordinary shares or ADSs received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. holder that has otherwise received no proceeds with respect to such Warrant generally will recognize a capital loss equal to such U.S. holder’s tax basis in the Warrant. Deductions for capital losses are subject to significant limitations under the Code.

Dispositions of Warrants

Subject to the rules discussed below under “—Passive foreign investment company consequences”, a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Warrants in an amount equal to the difference between (i) the U.S. dollar value of cash received plus the fair market value of any property received and (ii) such U.S. holder’s adjusted tax basis in such Warrants. Any gain or loss recognized by a U.S. holder on a taxable disposition of Warrants generally will be capital gain or loss. A U.S. holder’s tax basis in Warrants generally will be determined initially by the holder’s U.S. dollar cost for the Warrants (subject to any adjustments provided under the rules described below under “—Passive foreign investment company consequences”). Subject again to the rules below under “—Passive foreign investment company consequences”, such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. holders, or long-term capital loss if, on the date of sale or other taxable disposition, the Warrants were held by the U.S. holder for more than one year. Any capital gain of a non-corporate U.S. holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of the Warrants will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Certain adjustments to the Warrants

The terms of each Warrant provide for an adjustment to the number of ordinary shares or ADSs for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. holder of a Warrant would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of ordinary shares or ADSs that would be obtained upon exercise of such Warrant) as a result of a distribution of cash or other property such as other securities to the holders of the ordinary shares or ADSs which is taxable to the U.S. holders of such shares.

Passive foreign investment company consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company (“PFIC”), for any taxable year in which, after applying certain look-through rules, either (1) at least 75% of its gross income is “passive income”, or (2) on average at least 50% of the value of its assets, determined on the basis of a quarterly average, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, certain royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Our status as a PFIC will depend on the nature and composition of our gross income, and the nature, composition and value of our gross assets from time to time. We have not yet determined whether we expect to be a PFIC for the current taxable year. Based on the nature of our gross income and the estimated value and composition of our gross assets, we believe that we were not a PFIC during the taxable year ended December 31, 2025. Because we may hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of our ADSs or ordinary shares, which may fluctuate considerably, we may be a PFIC in the current taxable year or future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the Internal Revenue Service (the “IRS”) will agree with our conclusion or would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that are unclear in some respects and subject to varying interpretations. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. Accordingly, we cannot provide any assurance, and our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year.

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If we are a PFIC in any taxable year during which a U.S. holder owns ordinary shares, ADSs or Warrants, the U.S. holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. holder’s holding period for the ordinary shares, ADSs or Warrants, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ordinary shares, ADSs or Warrants, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. holder’s holding period for the ordinary shares, ADSs or Warrants. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. holder holds ordinary shares or ADSs, we generally must continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. holder holds the ordinary shares or ADSs, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the ordinary shares or ADSs. If the election is made, the U.S. holder will be deemed to sell the ordinary shares or ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, which may result in recognition of gain (but not loss) taxable under the PFIC excess distribution regime without the receipt of any corresponding cash. After the deemed sale election, the U.S. holder’s ordinary shares or ADSs would not be treated as shares of a PFIC unless we subsequently again become a PFIC.

If we are a PFIC for any taxable year during which a U.S. holder holds ordinary shares or ADSs and one of our subsidiaries or other entity in which we held a direct or indirect equity interest is also a PFIC (i.e., a lower-tier PFIC), such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to U.S. federal income tax under the PFIC excess distribution regime on certain distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. holder would not receive the proceeds of those distributions or dispositions. Each U.S. holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on ordinary shares or ADSs if such U.S. holder makes a valid “mark-to-market” election for our ordinary shares or ADSs. A mark-to-market election is available to a U.S. holder only for “marketable stock.” Our ordinary shares or ADSs will be marketable stock as long as they remain listed on the Nasdaq Global Market or other “qualified exchange” and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. holder generally would take into account, as ordinary income each year, the excess of the fair market value of the ordinary shares or ADSs held at the end of such taxable year over the adjusted tax basis of such ordinary shares or ADSs. The U.S. holder also would take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares or ADSs over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. holder’s tax basis in ordinary shares or ADSs would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of ordinary shares or ADSs in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for one or more taxable years, we cease to be classified as a PFIC for the remainder of a U.S. holder’s holding period in ordinary shares or ADSs, the U.S. holder would not be required to take into account any unrecognized gain or loss in the manner described above and any subsequently recognized gain or loss would be subject to tax as described below “—Sale or Other Disposition of Ordinary Shares or ADSs.”

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A mark-to-market election will not apply to ordinary shares or ADSs for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to our subsidiaries. Accordingly, a U.S. holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. holder’s mark-to-market election for the ordinary shares or ADSs.

The tax consequences that would apply if we are a PFIC also would be different from those described above if a U.S. holder were able to make a valid qualified electing fund (“QEF”) election. For any taxable year in which we are a PFIC, we will determine whether we will provide to U.S. holders the information required to make a QEF election. However, there is no assurance that such information will be provided, and prospective investors should not assume that a QEF election will be available.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as a Warrant), such option, warrant or right is generally considered to be PFIC stock subject to the default rules of Section 1291 of the Code. This rule could adversely affect the availability of the QEF election and mark-to-market election with respect to ordinary shares acquired on exercise of Warrants. It is not entirely clear how various aspects of the PFIC rules would apply to the Warrants, and U.S. holders should consult their own tax advisors regarding the application of the PFIC rules to Warrants and ordinary shares acquired upon exercise of Warrants.

Each U.S. person that is a shareholder of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. holders are strongly urged to consult their tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of ordinary shares, ADSs or Warrants, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares, ADSs or Warrants and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the ordinary shares, ADSs or Warrants.

Distributions

We currently do not expect to make distributions on our ordinary shares or ADSs. Subject to the discussion above under “—Passive foreign investment company consequences,” a U.S. holder that receives a distribution with respect to ordinary shares or ADSs generally will be required to include the gross amount of such distribution (including the full amount of any French withholding tax on such amount) in gross income as a dividend when actually or constructively received to the extent of the U.S. holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. holder is not a dividend because it exceeds the U.S. holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. holder’s ordinary shares or ADSs. To the extent the distribution exceeds the adjusted tax basis of the U.S. holder’s ordinary shares or ADSs, the remainder will be taxed as capital gain. Because we do not expect to account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. holders should expect all distributions to be reported to them as dividends. Distributions on ordinary shares or ADSs that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. If any foreign withholding tax is imposed on dividends paid on ordinary shares or ADSs, U.S. holders may be eligible for a foreign tax credit against such U.S. holder’s federal income tax liability, or an itemized deduction in lieu of a foreign tax credit. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

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Dividends paid by a “qualified foreign corporation” are eligible under current law for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC with respect to the U.S. holder for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the Secretary of Treasury of the United States determines is satisfactory for this purpose and that includes an exchange of information provision, or (b) with respect to any dividend it pays on shares that are readily tradable on an established securities market in the United States. We believe that the Company qualifies as a resident of France for purposes of, and are eligible for the benefits of, the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital, signed January 1, 1996, as amended and currently in force (the “Convention Treaty”). We also believe that the Convention Treaty should be treated as satisfying conditions described in clause (a) above, although there can be no assurance in this regard. Further, our ordinary shares or ADSs will be listed on the Nasdaq Global Market, which is an established securities market in the United States, and we expect the ordinary shares or ADSs to be readily tradable on the Nasdaq Global Market, although there can be no assurance in this regard. Subject to the discussion above under “—Passive foreign investment company consequences,” if the Convention Treaty is applicable, or if the ordinary shares or ADSs are readily tradable on an established securities market in the United States, dividends paid on ordinary shares or ADSs generally will be “qualified dividend income” in the hands of individual U.S. holders, provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Each U.S. holder is urged to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Sale or other taxable disposition of Ordinary Shares or ADSs

Subject to the discussion above under “—Passive foreign investment company consequences,” a U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale or other taxable disposition of ordinary shares or ADSs in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. holder’s adjusted tax basis in the ordinary shares or ADSs. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. holders, or long-term capital loss if, on the date of sale or other taxable disposition, the ordinary shares or ADSs were held by the U.S. holder for more than one year. Any capital gain of a non-corporate U.S. holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of ordinary shares or ADSs will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Information reporting and backup withholding

U.S. holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in ordinary shares, ADSs or Warrants, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “—Passive foreign investment company consequences”, each U.S. holder who is a shareholder of a PFIC must file an annual report containing certain information.

Dividends on and proceeds from the sale or other disposition of ordinary shares, ADSs or Warrants may be reported to the IRS unless the U.S. holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the U.S. holder fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or is described in certain other categories of persons. However, U.S. holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished by the U.S. holder on a timely basis to the IRS.

U.S. holders should consult their tax advisors regarding the backup withholding tax and information reporting rules.

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THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, ADSs OR WARRANTS ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES, ADSS OR WARRANTS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Material French Income Tax Considerations

The following describes the material French income tax consequences to U.S. holders of purchasing, owning and disposing of our warrants, ordinary shares or ADSs and, unless otherwise noted, this discussion is the opinion of our French counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.

This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of our warrants, ordinary shares or ADSs to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.

The description of the French income tax and real estate wealth tax consequences set forth below is based on the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994 (the “Treaty”), which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date of this prospectus, or the Treaty.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds warrants, ordinary shares or ADSs, the tax treatment of the partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partner or partnership is urged to consult its own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of ordinary shares or ADSs.

French tax rules applicable to French assets that are held by or in foreign trusts provide inter alia for the inclusion of trust assets in the settlor’s net assets for the purpose of applying the French real estate wealth tax, for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French real estate wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including warrants, ordinary shares or ADSs) held in trusts. If warrants, ordinary shares or ADSs are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of securities (including ordinary shares or ADSs).

This discussion applies only to investors that hold warrants, ordinary shares or ADSs as capital assets, that have the U.S. dollar as their functional currency, that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty, and whose ownership of the warrants, ordinary shares or ADSs is not effectively connected to a permanent establishment or a fixed base in France. Certain U.S. holders (including, but not limited to, U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, persons who acquired the securities pursuant to the exercise of employee share options or otherwise as compensation, persons that own (directly, indirectly or by attribution) 5% or more of our voting stock or 5% or more of our outstanding share capital, dealers in securities or currencies, persons that elect to mark their securities to market for U.S. federal income tax purposes and persons holding securities as a position in a synthetic security, straddle or conversion transaction) may be subject to special rules not discussed below.

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U.S. holders are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of securities in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.

Estate and Gift Taxes

In general, a transfer of securities by gift or by reason of death of a U.S. holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 (as amended by the protocol of December 8, 2004), unless (i) the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or (ii) the securities were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.

Tax on Financial Transactions

Pursuant to Article 235 ter ZD of the Code général des impôts (the “French Tax Code” or “FTC”), purchases of certain securities, including warrants, ordinary shares or ADSs, issued by a French company listed on a regulated market of the European Union or on a foreign regulated market formally acknowledged by the French Minister of Economy, after consultation opinion from the French Financial Markets Authority (AMF) are subject to a 0.4% French tax on financial transactions provided that the issuer’s market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year (the rate of the French tax on financial transactions was raised from 0.3% to 0.4% for the acquisitions made as from April 1 2025). A list of French relevant companies whose market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year is published annually and at least once a year, by the French State. Pursuant to Regulations BOI-ANNX-000467-20251217 issued on December 17, 2025, as at December 1, 2025, our market capitalization did not exceed 1 billion euros and are therefore not included in such list. In addition, the Nasdaq Global Market is not currently acknowledged by the French Minister of Economy but this may change in the future.

As a consequence, neither the warrants, the ADSs nor the ordinary shares are currently within the scope of the French tax on financial transactions.

Following this offering, purchases of our securities may be subject to such tax in the future provided that our market capitalization exceeds 1 billion euros in the year preceding the taxation year and that the Nasdaq Global Market is acknowledged by the French Minister of Economy.

Registration Duties

In the case where the French tax on financial transactions provided for under Article 235 ter ZD of the FTC is not applicable, transfers of shares issued by a French company, which is listed on a regulated or organized market within the meaning of the French Monetary and Financial Code (Code monétaire et financier), are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (“acte”) executed either in France or outside France. Although there is no case law or official guidelines published by the French tax authorities on this point, transfers of ADSs and warrants should remain outside of the scope of the aforementioned 0.1% registration duties.

 Exercise of warrants

As a matter of principle, under French tax law, a U.S. holder generally will not recognize gain or loss upon the acquisition of ordinary shares or ADSs on the exercise of a warrant for cash.

Tax on Sale or Other Disposition

As a matter of principle, under French tax law, a U.S. holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of warrants, ordinary shares or ADSs (it being however specified as regards redemption that redemption proceeds may under certain circumstances be partially or fully qualified as dividends for French domestic tax law and, as a result, be subject to French dividend withholding tax), provided, regarding ordinary shares or ADS, that such U.S. holder is not a French tax resident for French tax purposes, and has not held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly.

As an exception, a U.S holder resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds. The list of non-cooperative State or territories is published by decree and is in principal updated annually. This list was last updated on April 18, 2025, and currently includes Anguilla, Antigua and Barbuda, Turks and Caicos Islands, Vanuatu, Fiji, Guam, the US Virgin Islands, Palau, Panama, Russia, Samoa, American Samoa and Trinidad and Tobago. States referred to in Article 238-0 A 2 bis 2° of the Code général des impôts, and thus outside of the scope of Article 244 bis B of the Code général des impôts, are currently Fiji, Guam, US Virgin Islands, Palau, Panama, Russia, Samoa, American Samoa and Trinidad and Tobago.

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In general, under application of the Treaty, a U.S. holder who is a U.S. resident for purposes of the Treaty and entitled to Treaty benefit will not be subject to French tax on any such capital gain (other than redemption proceeds characterized as dividends under French domestic tax law or administrative guidelines) unless the warrants, ordinary shares or the ADSs form part of the business property of a permanent establishment or fixed base that the U.S. holder has in France. U.S. holders who own warrants, ordinary shares or ADSs through U.S. partnerships that are not resident for Treaty purposes are advised to consult their own tax advisors regarding their French tax treatment and their eligibility for Treaty benefits in light of their own particular circumstances.

A U.S. holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefit (and in both cases is not resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A) and has held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux,” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives will be subject to a levy in France at the rate of 12.8% if such U.S. holder is an individual or 25% for corporate bodies or other legal entities.

Please note that for non-French tax resident entity that holds more than 25% of dividends rights and may be subject to French tax on capital gains, the Amended Finance Bill for 2021 dated July 19, 2021 (published July 20, 2021) amended the provisions of Article 244 bis B of the FTC in order to comply with European Union law as French courts ruled that the provisions of article 244 bis B of the FTC do not comply with European principles and can therefore not be applied by the French tax authorities to base a French taxation of a foreign shareholder. The Amended Finance Bill for 2021 provides for a refund mechanism allowing, for transfers occurring from June 30, 2021, eligible non-French tax resident corporate investors to claim a refund of the non-resident French capital gains tax to the extent such tax exceeds the amount that would have been due under French corporate income tax if they had been French tax residents (French Administrative Supreme Court, December 22, 2022, n°447568, Sté Runa Capital Fund I LP). This refund mechanism is available to entities established (i) in an EU Member State or a Member State of the European Economic Area, other than a non-cooperative State or Territory within the meaning of Article 238-0 A of the FTC that has concluded a tax treaty with France that includes an administrative assistance provision to combat tax fraud and tax evasion and (ii) a state, other than a non-cooperative States or Territories that has concluded a tax treaty with France that includes an administrative assistance clause regarding the exchange of information aimed at combating tax fraud and tax evasion, provided that the transferor is not effectively involved in the management or control of the entity whose shares are disposed of or redeemed. In addition, the Amended Finance Bill provides that specific collective investment funds established in an EU Member State or a Member State of the European Economic Area, or in a third State, other than a non-cooperative States or Territories, that have concluded a treaty with France that has an administrative assistance provision aimed at combating tax fraud and tax evasion, are excluded from the scope of the above-mentioned nonresident capital gain taxation under certain conditions.

In addition and for non-French tax resident individual that holds more than 25% of our dividends rights and may be subject to French tax on capital gains, the Finance Bill for 2025 dated February 14, 2025 (published February 15, 2025) also amended the provisions of Article 244 bis B of the FTC in order to comply with European Union law as French courts ruled that non-French tax resident individuals can, upon claim, request the refund of the portion of the French personal income tax that exceeds the French personal income tax they would have been liable for if they had been French tax resident and had elected for the progressive income tax scale, benefiting, where applicable, from allowances for length of ownership (French Administrative Supreme Court, May 31, 2024, n° 489370). This refund mechanism is available for claim made from November 22, 2024.

Special rules apply to U.S. holders who are residents of more than one country.

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Taxation of Dividends

Dividends paid by a French corporation to beneficial owners that are non-residents of France are generally subject to French withholding tax at a rate of 12.8% when the recipient is an individual and 25% otherwise. Dividends paid by a French corporation in a non-cooperative State or territory, as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A, may be subject to French withholding tax at a rate of 75%. However, eligible U.S. holders, other than individuals subject to the French withholding tax at a rate of 12.8%, entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 25% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).

Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and the beneficial owner of these dividends and whose ownership of the ordinary shares or ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. holder has in France, may be reduced to 15%, or to 5% if such U.S. holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.

For U.S. holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complex, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. holders are advised to consult their own tax advisors regarding their eligibility for Treaty benefits in light of their own particular circumstances. Dividends paid to an eligible U.S. holder may immediately be subject to the reduced rates of 5% or 15% provided that:

•	such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000) in accordance with the French guidelines (BOI-INT-DG-20-20-20-20-12/09/2012); or
•	the depositary or other financial institution managing the securities account in the United States of such holder provides the French paying agent with a document listing certain information about the U.S. holder and its ordinary shares or ADSs and a certificate whereby the financial institution managing the U.S. holder’s securities account in the United States takes full responsibility for the accuracy of the information provided in the document.

Otherwise, dividends paid to a U.S. holder, other than individuals subject to the French withholding tax at a rate of 12.8%, will be subject to French withholding tax at the rate of 25%, or 75% if paid in a non-cooperative State or territory (as defined in Article 238-0 A of the FTC, other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the calendar year following the year during which the dividend is paid (due to recent case law regarding the statute of limitation for filing a withholding tax claim; U.S. holders are advised to consult their own tax advisors in this respect).

Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.

Form 5000 and Form 5001, together with instructions, will be provided by the depositary to all U.S. holders registered with the depositary. The depositary will arrange for the filing with the French tax authorities of all such forms properly completed and executed by U.S. holders of ordinary shares or ADSs and returned to the depositary in sufficient time so that they may be filed with the French tax authorities before the distribution in order to immediately obtain a reduced withholding tax rate. Otherwise, the depositary must withhold tax at the full rate of 25% or 75% as applicable. In that case, the U.S. holders may claim a refund from the French tax authorities of the excess withholding tax.

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Since the withholding tax rate applicable under French domestic law to U.S. holders who are individuals does not exceed the cap provided in the Treaty (i.e. 15%), the 12.8% rate shall apply, without any reduction provided under the Treaty.

Besides, please note that pursuant to Article 235 quater of the FTC and under certain conditions (in particular reporting obligations), a corporate U.S. holder which is in a tax loss position or which tax result is nil due to offset of tax losses (French Administrative Supreme Court, October 18, 2022, n°466329, Sté Brufinol) for the fiscal year during which the dividend is received may be entitled to a deferral regime, and obtain a withholding tax refund. The tax deferral ends in respect of the first financial year during which this U.S. holder is in a profit making position, as well as in the cases set out in Article 235 quater of the FTC. Finance Bill for 2022 (French Finance Bill n° 2021-1900) extended the deadline to claim the refund (December 31 of the second year following the year of payment instead of three months after the end of the fiscal year following the payment of the income) and clarify the order in which the deferred taxes become due (the forfeiture of the deferral applies in priority to the oldest withholding taxes).

Also, pursuant to Article 235 quinquies of the FTC and under certain conditions, a corporate U.S. Holder may be entitled to a refund of a fraction of the withholding tax, up to the difference between the withholding tax paid (on a gross basis) and the withholding tax based on the dividend net of the expenses incurred for the acquisition and conservation directly related to the income, provided (i) that these expenses would have been tax deductible had the U.S. Holder been established in France, and (ii) that the tax rules in the United States do not allow the U.S. Holder to offset the withholding tax.

Real Estate Wealth Tax

On January 1, 2018, the French wealth tax (“impôt de solidarité sur la fortune”) was replaced with a real estate wealth tax (“impôt sur la fortune immobilière”, or “IFI”). Individuals holding directly or indirectly through one or more legal entities real estate assets or rights with a value exceeding €1,300,000 may fall within the scope of the IFI. A general exclusion applies to real estate assets owned by companies carrying out a commercial or industrial activity when the taxpayer (together with the members of his/her household) holds directly or indirectly less than 10% of the share capital or voting rights of the company. Warrants, ordinary shares or ADSs owned by a U.S. holder should not fall within the scope of the IFI provided that such U.S. holder does not own (together with the members of his/her household) directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of our share capital. U.S. holders holding directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of our share capital should seek additional advice.

U.S. holders are advised to consult their own tax advisor regarding the specific tax consequences which may apply to their particular situation with respect to such French real estate wealth tax (impôt sur la fortune immobilière).

The discussion above is a summary of the material French tax consequences of an investment in ADRs and is based upon laws and relevant interpretations thereof in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. It does not cover all tax matters that may be of importance to a prospective investor. Each prospective investor is urged to consult its own tax advisor about the tax consequences to it of an investment in ADRs in light of the investor’s own circumstances.

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LEGAL MATTERS

Unless otherwise indicated in any prospectus supplement, the validity of the securities and certain legal matters under French and U.S. law will be passed upon by Jones Day. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of French and U.S. law.

EXPERTS

The consolidated financial statements of EDAP TMS S.A. as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2025 in reliance upon the report of KPMG S.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION about us

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities described in this prospectus. This prospectus does not contain all of the information set forth in this registration statement.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the requirements of the Exchange Act. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

Our SEC filings are also available over the internet at the SEC’s website at http://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

You may request a copy of this prospectus or of any of the documents incorporated by reference herein at no cost to you by writing or telephoning us at our principal executive offices, located at 4/6, rue du Dauphiné, Parc d’Activités la Poudrette-Lamartine, 69120 Vaulx-en-Velin, France, +33 (0) 4 72 15 31 50, attention: Blandine Confort.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in this prospectus unless the information incorporated by reference was filed after the date of this prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026;
•	Our Current Report on Form 8-K filed with the SEC on February 12, 2026 (in each case, except for information contained therein which is furnished rather than filed); and
•	The description of our ordinary shares and ADSs contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026, including any amendment or report filed for the purpose of updating such information.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus unless specifically stated otherwise.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities we are offering with this prospectus.

We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this prospectus, excluding exhibits to those filings, upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

EDAP TMS S.A.

4/6, rue du Dauphiné

69120 Vaulx-en-Velin, France

Attn: Investor Relations

Investor.relations@focalone.com

We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf or to which we may have referred you. We have not authorized any other person to provide you any information other than that contained or incorporated by reference in this prospectus or any applicable accompanying prospectus supplement or free writing prospectus authorized by us. If anyone provides you with different or inconsistent information, you should not rely on it as having been authorized by us. You should not assume that the information in this prospectus, any prospectus supplement or any applicable free writing prospectus is accurate as of any date other than the date on the front of the relevant documents. Our business, financial condition, results of operations and prospects may have changed since such date. We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.

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Warrants to Purchase up to 4,574,421 Ordinary Shares

4,574,421 Ordinary Shares, which may be represented by American Depositary Shares

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuances and Distribution

The following are the estimated expenses to be incurred in connection with the distribution of the securities registered under this registration statement, which will be paid by us. All amounts shown are estimates except the SEC registration fee.

Legal fees and expenses		*
Accounting fees and expenses		*
ADR conversion fees		*
SEC registration fee	US$	2,242.63
Miscellaneous		*
Total	US$	*

*	Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers

Under French law, provisions of by-laws (statuts) that limit the liability of directors and officers are prohibited. However, it is common practice for French sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that such directors and/or officers acted in good faith and within their capacities as directors or officers of the Company. Criminal liability cannot be indemnified under French law, whether directly by the Company or through liability insurance.

We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act of 1933, as amended.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1**	By-laws (statuts) of EDAP TMS S.A. (English translation) as amended as of December 18, 2025 (Incorporated herein by reference to Exhibit 1.1 of EDAP TMS S.A.’s Annual Report on Form 10-K for the year ended December 31, 2025 filed March 25, 2026, SEC File Number 000-29374).
4.1**	Form of Amended and Restated Deposit Agreement between EDAP TMS S.A., The Bank of New York Mellon, as depositary and owners and beneficial owners of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 1.2 to Form F-6 dated September 15, 2011, SEC File No. 333-176843).
4.2**	Form of American Depositary Receipt (included in Exhibit 4.1).
4.3*	Form of Warrant.
5.1	Opinion of Jones Day, French counsel to the registrant.
5.2	Opinion of Jones Day, counsel to the registrant.
10.1**	Finance Contract, dated as of October 17, 2025, between the Company and the European Investment Bank (incorporated herein by reference to Exhibit 99.1 to Form 6-K dated October 20, 2025, SEC File No. 000-29374).
10.2**	Warrant Agreement, dated as of October 17, 2025, between the Company and the European Investment Bank (incorporated herein by reference to Exhibit 99.2 to Form 6-K dated October 20, 2025, SEC File No. 000-29374).
23.1	Consent of KPMG S.A.
23.2	Consent of Jones Day (included in Exhibits 5.1 and 5.2).
24.1	Powers of Attorney (included in the signature pages of this Registration Statement).
107	Calculation of Filing Fee Table

*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and incorporated herein by reference.
**	Filed previously.
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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, EDAP TMS S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, United States of America, on March 25, 2026.

EDAP TMS S.A.

By:	/s/ Ryan Rhodes
Name: Ryan Rhodes
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative in the United States of EDAP TMS S.A., hereby severally constitute and appoint Ryan Rhodes and Ken Mobeck, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of securities of EDAP TMS S.A., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2026.

Signature	Title	Date
/s/ Ryan Rhodes Ryan Rhodes	Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2026
/s/ Ken Mobeck Ken Mobeck	Chief Financial Officer (Principal Financial Officer)	March 25, 2026
/s/ François Dietsch François Dietsch	Chief Accounting Officer (Principal Accounting Officer)	March 25, 2026
/s/ Lance Willsey Lance Willsey	Chairman of the Board and Director	March 25, 2026
/s/ Fran Schulz Fran Schulz	Director	March 25, 2026
/s/ Josh Levine Josh Levine	Director	March 25, 2026
/s/ David Horn David Horn	Director	March 25, 2026

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the undersigned as the duly authorized representative in the United States of EDAP TMS S.A. in the City of Los Altos, United States of America, on March 25, 2026.

EDAP TMS S.A.

By:	/s/ Ryan Rhodes
Name: Ryan Rhodes
Title: Chief Executive Officer and Director